Exhibit 4.6

ProQuest Company

Waiver and Omnibus Amendment Agreement

Dated as of May 2, 2006

To

Credit Agreement

Dated as of January 31, 2005

And

Credit Agreement

Dated as of May 2, 2006

And

Note Purchase Agreement

Dated as of October 1, 2002

And

Note Purchase Agreement

Dated as of January 31, 2005

Schedules and Exhibits

Schedule 1	--	Definitions

Schedule 7(f)	--	Existing Debt

Schedule 7(g)	--	Investments

Schedule 7(h)	--	Certain Litigation

Schedule 13.1	--	Current Principal Balances and Commitments of the Creditors

Exhibit A	--	Specified Existing Defaults

Exhibit B	--	Specified Continuing Defaults

Exhibit C	--	Amendments to 2005 Credit Agreement

Exhibit D	--	Amendments to Note Purchase Agreements

Exhibit D-1	--	Form of 2002 Fixed Rate Note

Exhibit D-2	--	Form of 2005 Fixed Rate Note

Exhibit D-3	--	Form of 2002 Floating Rate Note

Exhibit D-4	--	Form of 2005 Floating Rate Note

Exhibit E	--	Additional Covenants of the Company

Exhibit F	--	Modifications of Interest Rate and Payment Terms

WAIVER AND OMNIBUS AMENDMENT AGREEMENT

THIS WAIVER AND OMNIBUS AMENDMENT AGREEMENT, dated as of May 2, 2006, to each of (i) that certain Credit Agreement dated as of January 31, 2005 (as amended, restated or otherwise modified prior to the date hereof and as amended or otherwise modified hereby or from time to time in accordance with the terms hereof and thereof, the “2005 Credit Agreement”) among ProQuest Company, a Delaware corporation (the “Company”), the financial institutions that are or may from time to time become parties thereto (together with their respective successors and assigns, the “Bank Lenders”) and LaSalle Bank Midwest National Association, f/k/a Standard Federal Bank, N.A., as administrative agent for the Bank Lenders (in such capacity, the “Bank Agent”, and in its capacity as collateral agent for the Bank Lenders, the Noteholders (defined below) and the 2006 Lenders (defined below) under the Intercreditor Agreement (defined below), together with its successors and assigns in such capacity, the “Collateral Agent”), (ii) that certain Note Purchase Agreement dated as of October 1, 2002, between the Company and the respective purchasers which are a party thereto, as amended by that certain First Amendment to Note Purchase Agreement dated as of January 31, 2005, (as amended, restated or otherwise modified prior to the date hereof and as amended or otherwise modified hereby or from time to time in accordance with the terms hereof and thereof, the “2002 Note Purchase Agreement”), (iii) that certain Note Purchase Agreement dated as of January 31, 2005 (as amended, restated or otherwise modified prior to the date hereof and as amended or otherwise modified hereby or from time to time in accordance with the terms hereof and thereof, the “2005 Note Purchase Agreement” and together with the 2002 Note Purchase Agreement, collectively, the “Note Purchase Agreements” and the 2005 Credit Agreement, the 2002 Note Purchase Agreement and the 2005 Note Purchase Agreement are collectively referred to herein as the “Existing Loan Agreements”), between the Company and the respective purchasers which are a party thereto, and (iv) that certain Credit Agreement dated as of the date hereof (as amended or otherwise modified hereby or from time to time in accordance with the terms hereof and thereof, the “2006 Credit Agreement”, and together with the Existing Loan Agreements, the “Primary Loan Agreements’) among the Company, the institutions that are or may from time to time become parties thereto (together with their respective successors and assigns, the “2006 Lenders”), and ING Investment Management, LLC, as administrative agent for the 2006 Lenders (in such capacity, the “2006 Agent”), is among the Company, the Subsidiary Guarantors (as hereinafter defined), the Collateral Agent, the Bank Parties (as hereinafter defined), the Noteholders (as hereinafter defined) and the 2006 Lender Parties (as hereinafter defined) (such parties, other than the Company and the Subsidiary Guarantors, collectively, the “Creditor Parties”) signatory to this Agreement.

RECITALS:

A. The Company and the Bank Parties have heretofore entered into the 2005 Credit Agreement under and pursuant to which the Bank Lenders have agreed to provide loans to, and issue or participate in letters of credit for the account of, the Company in accordance with the terms of the 2005 Credit Agreement. The obligations of the Company under the 2005 Credit Agreement and the other Bank Documents in effect prior to the date hereof have been jointly and severally guarantied by ProQuest Business Solutions Inc., ProQuest Information and Learning Company and Voyager Expanded Learning, L.P. (collectively, the “Existing Guarantors”) pursuant to a certain Guaranty executed in connection with the 2005 Credit Agreement. As of the date hereof, the aggregate principal amount of the Existing Bank Advances (as hereinafter defined) is $207,020,795.63, and to the extent such Existing Bank Advances are repaid they cannot be reborrowed under the terms of the 2005 Credit Agreement. In connection with the matters contemplated hereby, the Bank Lenders have agreed to make up to $32,858,506.92 in aggregate principal amount of additional loans and letters of credit to the Company, under the terms of the 2005 Credit Agreement.

B. The Company and each of the holders of the Existing 2002 Notes (defined below) have heretofore entered into the 2002 Note Purchase Agreement under and pursuant to which the Company has heretofore issued $150,000,000 aggregate principal amount of its 5.45% Notes due October 1, 2012 (collectively, the “Existing 2002 Notes”). All of the Existing 2002 Notes remain outstanding. The obligations of the Company under the 2002 Note Purchase Agreement and the Existing 2002 Notes have been jointly and severally guarantied by the Existing Guarantors pursuant to the Subsidiary Guaranty executed and delivered in connection with the 2002 Note Purchase Agreement.

C. The Company and each of the holders of the Existing 2005 Notes (defined below) have heretofore entered into the 2005 Note Purchase Agreement under and pursuant to which the Company has heretofore issued $175,000,000 aggregate principal amount of its 5.38% Notes due January 31, 2015 (collectively, the “Existing 2005 Notes”; the Existing 2002 Notes and the Existing 2005 Notes being hereinafter collectively referred to as the “Existing Notes”). All of the Existing 2005 Notes remain outstanding. The obligations of the Company under the 2005 Note Purchase Agreement and the Existing 2005 Notes have been jointly and severally guarantied by the Existing Guarantors pursuant to the Subsidiary Guaranty executed and delivered in connection with the 2005 Note Purchase Agreement.

D. In connection with the matters contemplated hereby, the 2006 Lenders have agreed to make up to $23,141,493.08 in aggregate principal amount of additional loans to the Company, under the terms of the 2006 Credit Agreement.

E. The Company has notified the Bank Parties and the holders of the Existing Notes (collectively, the “Existing Noteholders”) that it is currently conducting an internal investigation of the accounting treatment of certain royalty payments, deferred revenue and other accounts of the Company and its Subsidiaries and as a result of such investigation the Company has determined that (i) certain information provided to the Bank Parties and the Existing Noteholders was inaccurate or omitted facts necessary to make such information not misleading, (ii) certain financial statements of the Company and its Subsidiaries will have to be restated, (iii) the SEC has initiated a formal inquiry of the Company and its Subsidiaries and (iv) certain lawsuits have been filed, and other lawsuits have been threatened, against the Company and its Subsidiaries in connection therewith (collectively, the “Accounting Issues”).

F. As a direct or indirect result of the Accounting Issues, certain Defaults and Events of Default exist under the Existing Loan Agreements. Such existing Defaults and Events of Default are set forth on Exhibit A attached hereto (collectively, the “Specified Existing Defaults”). In addition certain Defaults and Events of Default are or will be continuing under the Primary Loan Agreements. Such continuing Defaults and Events of Default are set forth on Exhibit B attached hereto (the “Specified Continuing Defaults”, and together with the Specified Existing Defaults, collectively, the “Specified Defaults”).

G. The Bank Parties and the Existing Noteholders have the right under the Existing Loan Agreements to which they are a party to accelerate immediately the Company’s obligations under the Existing Loan Agreements, the Existing Notes and the related financing documents and otherwise to exercise, or cause to be exercised, all respective rights and remedies available to the Bank Parties and the Existing Noteholders under such documents, as applicable, and under law and in equity.

H. The Company has requested that the Bank Lenders and the Existing Noteholders temporarily waive the Specified Defaults under their respective Primary Loan Agreements, and has requested that the 2006 Lenders temporarily waive the Specified Continuing Defaults under the 2006 Credit Agreement, in each case, for the period set forth herein and have asked all of the Creditors to agree to amend certain terms and provisions of their respective Primary Loan Agreements in accordance with the terms and conditions set forth herein.

I. The Bank Lenders and the Existing Noteholders are willing to waive such Specified Defaults and the 2006 Lenders are willing to waive the Specified Continuing Defaults, in each case, for such limited period and all of the Creditors are willing to make such amendments, all on the terms and conditions set forth herein.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of the Waivers and the Amendments, and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Creditor Parties do hereby agree as follows:

SECTION 1. Definitions.

Capitalized terms used in this Agreement shall have the meanings assigned to them in Schedule 1 hereto. Each defined term appearing in Schedule 1 that is defined by reference to a Primary Loan Agreement shall be defined with reference such agreement as in effect on the Effective Date, after giving effect to this Agreement. References to a “Schedule” or an “Exhibit” in this Agreement and in the Exhibits hereto shall be references to a Schedule or Exhibit to this Agreement.

SECTION 2. Temporary Waivers.

(a) The Company acknowledges and agrees that, as a result of the Specified Defaults under the Existing Loan Agreements, the Existing Noteholders and the Bank Parties may, if each so elects, proceed to enforce their respective rights and remedies under their respective Creditor Loan Documents to collect the Company’s (and any Existing Guarantor’s) obligations to the Existing Noteholders and the Bank Parties, as applicable.

(b) Subject to the terms and conditions of this Agreement, the Bank Lenders and the Noteholders and, with respect to the Specified Continuing Defaults, the 2006 Lenders, agree to temporarily waive (collectively, the “Waivers”):

(i) the Specified Continuing Defaults during the period commencing on the date hereof and expiring on the date on which the Waiver Period expires;

(ii) the Specified Existing Defaults during the period (the “Waiver Period”) commencing, with respect to each Specified Existing Default, on the date such Specified Existing Default occurred and expiring, in each case, on the earliest to occur of (A) November 30, 2006, unless such date has been automatically extended to January 31, 2007 as provided in Section 2(c) below (the “Outside Waiver Termination Date”), (B) any Default or Event of Default under any Creditor Loan Document other than the Specified Defaults, (C) any event or occurrence after the Effective Date that could have a Material Adverse Effect other than as arising from or in any way related to the Accounting Issues, (D) any adverse change in the impact of the Accounting Issues on the financial statements of the Company and its Subsidiaries as at the end of (or for the period of) (1) each Fiscal Quarter of 2004 or the 2004 Fiscal Year in excess of $75,000,000 in the aggregate, or (2) each of the first three Fiscal Quarters of 2005 in excess of $75,000,000 in the aggregate, plus in the case of each of clause (1) or (2) above, the amount of any accounting adjustments to the results of operations for such period required by the Company’s auditors with respect to revenue recognition or other changes in accounting policies or treatment that are non-cash changes (without giving effect to any impairment charges) determined after the Effective Date, (E) the breach or nonperformance by the Company or any Subsidiary of any covenant, agreement or condition set forth in this Agreement, (F) the date on which any representation or warranty in Section 7 hereof fails to be true and correct, (G) the date the Company shall fail to continue to retain the Turnaround Consultant in a manner consistent with its engagement letter with the Company, unless such Turnaround Consultant is replaced in a manner reasonably satisfactory to the Required Creditor Group, and (H) the delisting of the Company’s common stock by the New York Stock Exchange.

(c) On November 30, 2006, the Outside Waiver Termination Date shall be automatically extended, without notice or any other action, from November 30, 2006 to January 31, 2007 if each of the following conditions have been satisfied on or prior to November 30, 2006: (i) the Superpriority Obligations shall have been paid in full (including without limitation cash collateralizing any Letters of Credit that constitute Superpriority Obligations) and the commitments thereunder terminated, (ii) the Company shall have completed its investigation of the Accounting Issues and presented the results of such investigation to the Creditors in a format reasonably acceptable to the Required Creditor Group, (iii) the Company shall have delivered to the Administrative Agents and to each Creditor an audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2005 and audited statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for the 2005 Fiscal Year, in each case prepared in accordance with GAAP, together with (A) the opinion and certification of independent certified public accountants of nationally recognized standing prepared in the manner required under Section 1.1(c) of Exhibit E hereto, together with the written statement of such accountants set forth therein (recognizing that such audit may not be “clean” and may include a going concern statement relating to the terms of this Agreement) and (B) the certificate of a Senior Financial Officer of the Company required under Section 1.2 of Exhibit E hereto, and (iv) the Company shall have delivered to the Administrative Agents and each Creditor (x) an unaudited internally prepared consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2006 and unaudited internally prepared statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for the Fiscal Quarter of the Company ending on such date, in each case prepared in accordance with GAAP and certified by a Senior Financial Officer as fairly presenting, in all material respects the financial position of the companies being reported on and their results of operations and cash flows, subject to (1) changes resulting from normal, recurring year-end adjustments, (2) changes in revenue recognition or other changes in accounting policies or treatment that have been disclosed to the Creditors and (3) adjustments required by the SEC upon its review of the Company’s restated annual report for the 2005 Fiscal Year, (y) projections of the results of operations of the Company and its Subsidiaries for the entire 2006 and 2007 Fiscal Years and (z) its business plan and restructuring plan which shall include, without limitation, all plans to restructure, refinance or repay the Secured Obligations in full.

(d) The Waivers shall be effective only for the Specified Defaults and only for the Waiver Period, and such Waivers shall not entitle the Company to any future waiver in similar or other circumstances and shall automatically cease to be effective upon the expiration of the Waiver Period, without notice or other action of any kind by the Creditor Parties. The Creditor Parties reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under the Creditor Loan Documents as a result of the Specified Defaults upon the expiration of the Waiver Period. Without limiting the foregoing, upon the expiration of the Waiver Period (i) the Bank Agent may (or upon the request of the Required Bank Lenders, the Bank Agent shall, without in either case the need for the expiration of grace periods, if any, in connection with any Specified Defaults), in its sole and absolute discretion (but otherwise in accordance with the terms of the 2005 Credit Agreement), accelerate the payment in full of the Secured Obligations owed to the Bank Lenders, and enforce and exercise any or all of the Bank Agent’s rights under or in respect of the 2005 Credit Agreement and the other Bank Documents (other than the Collateral Documents) and under applicable law, (ii) the 2006 Agent may (or upon the request of the Required 2006 Lenders (in accordance with Section 10.3 hereof), the 2006 Agent shall, without in either case the need for the expiration of grace periods, if any, in connection with any Specified Continuing Defaults), in its sole and absolute discretion (but otherwise in accordance with the terms of the 2006 Credit Agreement), accelerate the payment in full of the Secured Obligations owed to the 2006 Lenders, and enforce and exercise any or all of the 2006 Agent’s rights under or in respect of the 2006 Credit Agreement and the other 2006 Loan Documents (other than the Collateral Documents) and under applicable law, (iii) the Noteholders may (without the need for the expiration of grace periods, if any, in connection with any Specified Defaults), in their sole and absolute discretion (but otherwise in accordance with the terms of the Note Purchase Agreements), accelerate the payment in full of the Secured Obligations owing to the Noteholders, and enforce and exercise any or all of the Noteholders’ rights under the Note Purchase Agreements and the other Note Documents (other than the Collateral Documents) and under applicable law, and (iv) the Required Secured Parties may instruct the Collateral Agent to exercise any of its rights and remedies under the Collateral Documents in accordance with the terms thereof.

SECTION 3. Amendments to the 2005 Credit Agreement.

Subject to the terms and conditions of this Agreement, the 2005 Credit Agreement is hereby and shall be amended in the manner specified in Exhibit C hereto.

SECTION 4. Amendments to the Note Purchase Agreements.

SECTION 4.1 Note Purchase Agreement Amendments. Subject to the terms and conditions of this Agreement, each of the Note Purchase Agreements is hereby and shall be amended in the manner specified in Exhibit D hereto.

SECTION 4.2 Amendment and Restatement of Notes.

(a) 2002 Fixed Rate Notes. Each Existing 2002 Note for which the floating rate option has not been exercised in accordance with Section 1.1 of Exhibit F, is hereby, without any further action required on the part of any Person, deemed to be automatically amended (as so amended, and as amended, restated, replaced or otherwise modified from time to time hereafter, each a “2002 Fixed Rate Note”) to conform to and have the terms provided in Exhibit D-1 to this Agreement (except that the principal amount and the payee of each such Existing 2002 Note shall remain unchanged). Any 2002 Fixed Rate Note issued on or after the Effective Date shall be in the form of Exhibit D-1 to this Agreement.

(b) 2005 Fixed Rate Notes. Each Existing 2005 Note for which the floating rate option has not been exercised in accordance with Section 1.1 of Exhibit F, is hereby, without any further action required on the part of any Person, deemed to be automatically amended (as so amended, and as amended, restated, replaced or otherwise modified from time to time hereafter, each a “2005 Fixed Rate Note”) to conform to and have the terms provided in Exhibit D-2 to this Agreement (except that the principal amount and the payee of each such Existing 2005 Note shall remain unchanged). Any 2005 Fixed Rate Note issued on or after the Effective Date shall be in the form of Exhibit D-2 to this Agreement.

(c) 2002 Floating Rate Notes. Each Existing 2002 Note for which the floating rate option has been exercised in accordance with Section 1.1 of Exhibit F, is hereby, without any further action required on the part of any Person, deemed to be automatically amended (as so amended, and as amended, restated, replaced or otherwise modified from time to time hereafter, each a “2002 Floating Rate Note”) to conform to and have the terms provided in Exhibit D-3 to this Agreement (except that the principal amount and the payee of each such Existing 2002 Note shall remain unchanged). Any 2002 Floating Rate Note issued on or after the Effective Date shall be in the form of Exhibit D-3 to this Agreement.

(d) 2005 Floating Rate Notes. Each Existing 2005 Note for which the floating rate option has been exercised in accordance with Section 1.1 of Exhibit F, is hereby, without any further action required on the part of any Person, deemed to be automatically amended (as so amended, and as amended, restated, replaced or otherwise modified from time to time hereafter, each a “2005 Floating Rate Note”) to conform to and have the terms provided in Exhibit D-4 to this Agreement (except that the principal amount and the payee of each such Existing 2005 Note shall remain unchanged). Any 2005 Floating Rate Note issued on or after the Effective Date shall be in the form of Exhibit D-4 to this Agreement.

SECTION 4.3 Replacement Notes. Upon the request of any Noteholder, the Company will issue a replacement Note or Notes (consistent with the terms hereof) in favor of such Noteholder in the appropriate form in exchange for the Existing Notes of such Noteholder which will be delivered to the Company at the time of such exchange.

SECTION 5. Additional Covenants of the Company.

The covenants set forth in Sections 10.1, 10.10 and 11 of the Credit Agreements and in Sections 7.1, 7.2, 9.7 and 10 of the Note Purchase Agreements are hereby deleted from such agreements (and replaced with the phrase “[Intentionally Omitted]”) and superseded in their entireties by the covenants set forth in Exhibit E hereto, and any defined term used in such Sections of any of the Primary Loan Agreements that is not used elsewhere in such agreements is hereby deleted from such agreements.

SECTION 6. Modifications of Interest and Payment Terms.

Sections 4.1, 4.2, 5.1 and 6.2 of the Credit Agreements and Sections 8.1 and 8.6 of the Note Purchase Agreements are hereby supplemented and, to the extent of any conflict herewith, superseded by the provisions set forth in Exhibit F hereto.

SECTION 7. Representations and Warranties of the Company.

To induce the Creditor Parties to execute and deliver this Agreement (which representations and warranties shall survive the execution and delivery of this Agreement), the Company represents and warrants to each of them that (it being agreed, however, that nothing in this Section 7 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Existing Loan Agreements, and that all of such other warranties and representations (except to the extent waived under Section 2 hereof), as well as the warranties and representations in this Section 7, shall survive the effectiveness of the Waivers set forth in this Agreement):

(a) this Agreement, the consent and agreement to the Intercreditor Agreement and the Collateral Documents entered into on the Effective Date (collectively, the “Waiver Documents”) have been duly authorized, executed and delivered by the Company and each Subsidiary party thereto and each Waiver Document constitutes the legal, valid and binding obligation, contract and agreement of the Company or such Subsidiary, as applicable, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Creditor Loan Documents constitute the legal, valid and binding obligations, contracts and agreements of the Company and each Subsidiary party thereto, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution and delivery of the Waiver Documents by the Company and each Subsidiary party thereto, and the performance by the Company and its Subsidiaries of the Creditor Loan Documents to which they are a party (i) have been duly authorized by all requisite corporate or other action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or other charter or organizational documents, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument, or (C) result in the creation of any Lien (other than a Lien in favor of the Collateral Agent in accordance with the Creditor Loan Documents);

(d) neither the Company nor any of its Subsidiaries has paid or agreed to pay any fee or other compensation to any Person party to the Primary Loan Agreements in connection with the amendments or the waiver of defaults or events of default and compliance with certain financial covenants substantially similar to the Waivers or in connection with any other waivers heretofore granted under any of the Existing Loan Agreements, other than (i) the fees being paid to the Creditors as contemplated by Section 8(l) and Section 9.2 hereof, and (ii) the increases to the interest rates pursuant to Section 2 of Exhibit F;

(e) all the representations and warranties made by the Company and its Subsidiaries in the Creditor Loan Documents are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except (i) those representations and warranties included in the Specified Defaults and (ii) to the extent that any of such representations and warranties expressly relate by their terms to a prior date;

(f) (i) Schedule 7(f) sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries (other than Debt under the Creditor Loan Documents) as of the date hereof in an aggregate principal amount (for each such item of Debt) exceeding $1,000,000 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, any guaranty thereof, if any, any Liens securing such Debt, and a list of the dates and amounts of any scheduled prepayments thereof), and (ii) the aggregate amount of all outstanding Debt of the Company and its Subsidiaries (other than Debt under the Creditor Loan Documents) not listed on such Schedule does not exceed $1,000,000;

(g) all Investments of the Company and its Subsidiaries existing on the date hereof and not otherwise permitted under Section 2.1(e)(i) through (iv) of Exhibit E are set forth on Schedule 7(g) hereto;

(h) except as disclosed in Schedule 7(h), there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(i) except for the Specified Defaults, no event has occurred and no condition exists that would constitute a Default or Event of Default;

(j) as of the date hereof, the aggregate amount of the Existing Bank Advances is $207,020,795.63;

(k) no payment of any kind or nature is due from the Company or any Subsidiary under or in connection with that certain Agreement and Plan of Merger, dated December 13, 2004, among the Company, Voyager Expanded Learning, Inc., VEL Acquisition Corp. and R. Best Associates, Inc.;

(l) (i) except as contained herein and pursuant to the terms of the letter agreement dated January 25, 2006, the Company has not entered into any amendment or waiver or entered into any agreement having the effect of amending or waiving any provisions of any of the Bank Documents and (ii) except as contained herein and pursuant to the terms of that certain First Amendment to Note Purchase Agreement dated as of January 31, 2005, the Company has not entered into any amendment or waiver or entered into any agreement having the effect of amending or waiving any provisions of any of the Note Documents; and

(m) the Projections were prepared by or on behalf of the Company in good faith and on the basis of the assumptions stated therein and such assumptions were believed by the Company to be reasonable at the time prepared. Other than the Accounting Issues, impairment charges or changes in revenue recognition or other accounting policies or treatment that have been disclosed to the Creditors, no facts are known to the Company at the date hereof which, if reflected in such Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

SECTION 8. Conditions to Effectiveness of the Waivers.

The Waivers shall not become effective until, and shall become effective on the date (the “Effective Date”) when each and every one of the following conditions shall have been satisfied or waived, provided that such conditions have been satisfied on or before May 2, 2006:

(a) counterparts of this Agreement shall have been duly executed by the Company, each Subsidiary Guarantor, the Collateral Agent, the Administrative Agents and each of the Creditors;

(b) counterparts of the Intercreditor Agreement shall have been duly executed by the Company, the Collateral Agent and each of the Creditors;

(c) counterparts of the Guaranty and Collateral Agreement and such other Collateral Documents reasonably required by any Creditor (other than those permitted to be provided after the Effective Date in accordance with Section 3.5 of Exhibit E hereto) shall have been duly executed by the Company, each Domestic Subsidiary (other than any Domestic Subsidiary owned by a Foreign Subsidiary) and the Collateral Agent, together with any documents, agreements, instruments, filings and other items related thereto as reasonably required by any Creditor and/or the Collateral Agent to create a valid, attached, perfected, first priority Lien in favor of the Collateral Agent (subject only to Liens permitted under Section 2.1(a) of Exhibit E hereto) with respect to the Collateral covered by the Collateral Documents;

(d) counterparts of the 2006 Credit Agreement shall have been duly executed by the Company and the 2006 Lender Parties and all conditions precedent to the effectiveness thereof shall have been satisfied;

(e) the Company shall have delivered to each Creditor a certificate of one of its Senior Financial Officers (i) attaching a copy of the projections of EBITDA, Capital

Expenditures of the Company and its Subsidiaries (the “Projections”) and the availability in respect of the Superpriority Commitments for the remainder of the 2006 Fiscal Year, and (ii) certifying that the Projections have been prepared by the Company on the basis of assumptions which the Company reasonably believed were reasonable when made in light of the historical performance of the Company and its Subsidiaries and reasonably foreseeable business conditions, and that, other than the Accounting Issues, impairment charges or changes in revenue recognition or other accounting policies or treatment that have been disclosed to the Creditors, no facts are known to the Company at the date thereof which, if reflected in the Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein;

(f) the Company shall have delivered a legal opinion from Jones Day, with respect to such matters as are reasonably required by the Collateral Agent or any Creditor;

(g) the Company and each Subsidiary Guarantor shall have delivered such certificates of officers, incumbency certificates, charter documents, resolutions, good standing certificates and other documents related to the status of the Company and each Subsidiary Guarantor and as to the proper authorization of the transactions contemplated by this Agreement, as reasonably required by the Collateral Agent or any Creditor;

(h) the Company shall have provided all other due diligence materials requested by the Collateral Agent or any Creditor, including directors and officers liability insurance, material licensing agreements and employment agreements with senior management of the Company and its Subsidiaries;

(i) the Company shall have entered into an amendment to its agreement to pay the fees and expenses of the Bingham McCutchen LLP in connection with the matters contemplated hereby providing for the Company’s agreement to an increase in its retainer under its engagement letter with the Noteholders to $150,000;

(j) the Company shall have paid all reasonable unpaid fees and disbursements of the attorneys and financial advisors to the Creditor Parties named in Section 9 below to the extent invoiced therefor at least one Business Day prior to the Effective Date and shall have replenished all retainers in accordance with the terms of the engagement letters (as modified in accordance with clause (i) above, as applicable) for such attorneys and advisors;

(k) the Company shall have paid all accrued and unpaid interest on the Existing Notes and the Existing Bank Advances through but not including the Effective Date;

(l) the Company shall have paid (i) a fee to each Noteholder equal to .25% of the aggregate principal amount of the Notes held by such Noteholder on the Effective Date as set forth in Schedule 13.1, (ii) a fee to each Bank Lender equal to .25% of the Existing Bank Advances of such Bank Lender on the Effective Date as set forth in Schedule 13.1, and (iii) to each Superpriority Lender, the first installment of the Superpriority Fee in accordance with Section 9.2 below;

(m) the Company and the financial advisors to the Creditors shall have agreed to the terms of the employee retention plans of the Company and its Subsidiaries;

(n) the representations and warranties of the Company set forth in Section 7 hereof and in Section 9 of the 2006 Credit Agreement, and the representations of the Company and its Subsidiaries in the Collateral Documents, in each case, shall be true and correct on and with respect to the date hereof and on the Effective Date;

(o) after giving effect to this Agreement, no Defaults or Events of Default shall exist other than the Specified Defaults;

(p) the Collateral Agent and the Creditors shall have received Lien searches in respect of the Company and its Subsidiaries in form and substance satisfactory to the Collateral Agent and the Creditors; and

(q) all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Noteholders and the 2006 Lenders and their special counsel and the Bank Parties, the Collateral Agent and their special counsel, and each of them shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 9. Fees and Expenses.

SECTION 9.1 Fees and Expenses Generally. The Company hereby agrees to pay, monthly (in accordance with the terms of any applicable engagement letters with any of the following or the Primary Loan Agreements, as the case may be) or otherwise as and when billed, all reasonable costs and expenses of the Creditor Parties (it being understood and agreed by the Company that the Creditor Parties shall have wide latitude on the scope and depth of legal analysis they obtain from their legal and financial advisors to evaluate, explore, and protect their interests regarding the Company and the obligations evidenced by the Creditor Loan Documents in light of the Specified Defaults, the Accounting Issues, and related matters affecting the Company, subject to the Company’s right to object to any costs, fees and/or expenses that the Company in good faith disputes as being unreasonable), including, without limitation, the fees and expenses of Dickinson Wright PLLC, special counsel to the Bank Lender Parties, Bingham McCutchen LLP, special counsel to the Noteholders and the 2006 Lender Parties, any local counsel engaged by the Creditor Parties in connection with the pledges of stock of, or the granting of security interests by, Foreign Subsidiaries, Conway MacKenzie & Dunleavy, financial advisor to the Bank Lender Parties, and FTI Consulting, Inc., financial advisor to the Noteholders and the 2006 Lenders, and also including the reasonable out-of-pocket travel and other expenses of the Creditor Parties incurred in connection with this Agreement and in otherwise assessing, analyzing, evaluating, protecting, asserting, defending or enforcing any rights or remedies which are or may be available to the Creditor Parties under the Creditor Loan Documents. This provision shall be supplementary to, and shall not in any way be deemed to limit, the terms of any of the engagement letters referred to above or any agreement of the Company or any Subsidiary to pay the fees and expenses of any of the foregoing parties in any other Creditor Loan Document.

SECTION 9.2 Superpriority Facility Fees. The Company shall pay a fee (the “Superpriority Fee”) to each Superpriority Lender (which fee shall be deemed to be fully earned on the Effective Date) equal to one percent (1%) of the Superpriority Commitment of such Superpriority Lender, which fee is due and payable in four installments (of 0.25% of the Superpriority Commitment of such Superpriorty Lender) as follows: (a) one installment of such fee shall be due and payable on the Effective Date, (b) the second installment of such fee shall be due and payable on the earlier of the date the Waiver Period expires and October 1, 2006, (c) the third installment of such fee shall be due and payable on the earlier of the date the Waiver Period expires and November 1, 2006, and (d) the fourth installment of such fee shall be due and payable on the earlier of the date the Waiver Period expires and December 1, 2006.

SECTION 10. Superpriority Facilities; Allocation of Asset Sale Prepayments.

SECTION 10.1 Agreements Regarding Superpriority Advances During Events of Default.

(a) Limitation on Advances under the 2005 Credit Agreement. The Bank Lenders shall not make any Loan or issue, renew or extend any Letter of Credit or otherwise extend any financial accommodations to the Company under the Bank Documents (excluding in all cases the extension, renewal, continuation or conversion of any Loan or Letter of Credit then outstanding at the end of any Interest Period applicable thereto or at the expiry of such Letter of Credit, in each case without any increase in the amount thereof) in an aggregate principal amount not to exceed the lesser of (A) the unused amount of the Superpriority Commitments of the Bank Lenders plus the outstanding amount of any Unfunded 2006 Advances funded by the Bank Lenders, (B) the unused amount of the Revolving Availability of the Bank Lenders plus the outstanding amount of any Unfunded 2006 Advances funded by the Bank Lenders, and (C) $2,933,795.26, (and the Company shall not solicit or accept the proceeds of any such Loan or financial accommodation or be the account party in respect of such Letter of Credit) if any Creditor has notified both the Bank Agent and the 2006 Agent of the existence of an Event of Default in writing at least one (1) Business Day prior to the date on which such Loan, issuance, renewal or extension of a Letter of Credit or other financial accommodation is scheduled to be made, unless such Event of Default has been waived in writing by the Required Creditor Group prior to the making thereof.

(b) Limitation on Advances under the 2006 Credit Agreement. The 2006 Lenders shall not make any Loan or otherwise extend any financial accommodations to the Company under the 2006 Loan Documents (excluding in all cases the continuation or conversion of any Loan then outstanding at the end of any Interest Period applicable thereto, in each case without any increase in the amount thereof) in an aggregate principal amount not to exceed the lesser of (A) the unused amount of the Superpriority Commitments of the 2006 Lenders minus the outstanding amount of any Unfunded 2006 Advances funded by the Bank Lenders, (B) the unused amount of the Revolving Availability of the 2006 Lenders minus the outstanding amount of any Unfunded 2006 Advances funded by the Bank Lenders, and (C) $2,066,204.74, (and the Company shall not solicit or accept the proceeds of any such Loan or financial accommodation) if any Creditor has notified both the Bank Agent and the 2006 Agent of the existence of an Event of Default in writing at least one (1) Business Day prior to the date on which such Loan or other financial accommodation is scheduled to be made, unless such Event of Default has been waived in writing by the Required Creditor Group prior to the making thereof.

(c) Election of 2006 Lenders Not to Fund Superpriority Loan Advances.

(i) If, on the funding date with respect to any Superpriority Loan Advance, an Event of Default would exist or be continuing under the 2006 Credit Agreement but for an amendment or waiver with respect to such Event of Default entered into by the Required Creditor Group under Section 12.1 hereof, all (but not less than all) of the 2006 Lenders may, in their sole collective discretion, determine that solely for purposes of satisfying the condition precedent to making such Superpriority Loan Advance that no Default or Event of Default exists and is continuing, such Default or Event of Default shall not be waived, and may elect not to fund all or any portion of such Superpriority Loan Advance (it being understood that such waived Event of Default is waived for all other purposes with respect to the 2006 Credit Agreement).

(ii) If the 2006 Lenders elect not to fund all or any portion of any Superpriority Loan Advance pursuant to the foregoing clause (i) (to the extent of such election not to fund, each an “Unfunded 2006 Advance”), the 2006 Agent shall notify the Bank Agent in writing of such election and (A) after a determination by the Required Bank Lenders (in their sole discretion) to permit Bank Lenders to fund such Unfunded 2006 Advance, the Bank Lenders may fund all or any portion of such Unfunded 2006 Advance and the Bank Agent shall promptly notify the 2006 Agent of such amount, and

(B) prior to or simultaneously with the making of any subsequent Superpriority Loan Advance by the 2006 Lenders, the 2006 Lenders shall purchase from the relevant Bank Lenders (and the relevant Bank Lenders agree to sell) any Loans advanced to fund any Unfunded 2006 Advance that the Bank Lenders funded in accordance with clause (A). Any such purchase pursuant to clause (B) above shall be for a purchase price equal to the face amount of the Loans advanced to fund the Unfunded 2006 Advance to be purchased plus all unpaid interest thereon accrued to the date of such purchase. Such purchase price shall be paid by delivery of immediately available funds to the Bank Agent for the benefit of the Bank Lenders that funded such Unfunded 2006 Advance. Such sale shall be deemed to be complete upon delivery of such purchase price to the Bank Agent and notice of such delivery by the 2006 Agent to the Company. The Loans advanced by all or any Bank Lenders to fund an Unfunded 2006 Advance shall be Superpriority Loan Advances under the 2005 Credit Agreement until such time as they have been purchased by the 2006 Lenders and after such purchase by the 2006 Lenders such Loans shall be Superpriority Loan Advances under the 2006 Credit Agreement.

(iii) If the Bank Lenders elect to fund the amount of any Unfunded 2006 Advance, any repayment of Superpriority Loan Advances shall be applied to repay Loans outstanding under each of the Credit Agreements on a pro rata basis based on the percentage of Superpriority Loan Advances that are outstanding under each such Credit Agreement.

(d) Aggregate Limitation on New Advances. In addition to the above limitations, the parties hereto agree as follows:

(i) the aggregate outstanding amount of the Loans and Letters of Credit (as defined in the 2005 Credit Agreement) and other financial accommodations to the Company under the Bank Documents (excluding in all cases the extension, renewal or continuation of any Loan or Letter of Credit existing under the 2005 Credit Agreement as of the date hereof that is not a Superpriority Advance, at or about the end of any Interest Period applicable thereto or the expiry of such Letter of Credit, in each case without any increase in the amount thereof) made on or after the date hereof shall not exceed the sum of (x) the lesser of (A) the Superpriority Commitments of the Bank Lenders and (B) the Revolving Availability under the 2005 Credit Agreement plus (y) the outstanding amount of any Superpriority Advances funded by the Bank Lenders pursuant to Section 10.1(c)(ii) which have not been purchased by the 2006 Lenders pursuant to Section 10.1(c)(ii);

(ii) the aggregate outstanding amount of Superpriority Loan Advances made by the 2006 Lenders shall not exceed an amount equal to (x) the lesser of (A) the Superpriority Commitments of the 2006 Lenders and (B) the Revolving Availability of the 2006 Lenders minus (y) the outstanding amount of any Superpriority Loan Advances funded by the Bank Lenders pursuant to Section 10.1(c)(ii) hereof which have not been purchased by the 2006 Lenders pursuant to Section 10.1(c)(ii); and

(iii) the Bank Lenders and the 2006 Lenders (but not the Company) will not be deemed to have violated this Section 10.1(d) if such violation results solely from the failure of the Company to repay the amount of Superpriority Advances under the applicable Credit Agreement that is necessary to reduce the aggregate outstanding amount of Superpriority Advances thereunder to an amount that does not exceed the Revolving Availability thereunder (plus, in the case of the Bank Lenders, the outstanding amount of any Superpriority Advances funded by the Bank Lenders pursuant to Section

10.1(c)(ii) which have not been purchased by the 2006 Lenders pursuant to Section 10.1(c)(ii)) after either (A) any Mandatory Availability Reduction or (B) a voluntary reduction by the Company in the Revolving Commitments under the applicable Credit Agreement (but not to the extent any Superpriority Advance made at any time exceeds the Revolving Availability at such time).

SECTION 10.2 Procedures with Respect to Superpriority Advances, Payments, etc. The Company and the Creditors agree that:

(a) the Company shall deliver a copy of each Notice of Borrowing for a Superpriority Advance, whether under the 2005 Credit Agreement or the 2006 Credit Agreement, simultaneously to the Bank Agent and the 2006 Agent;

(b) notwithstanding anything to the contrary in the Credit Agreements, the Bank Agent will determine the Base Rate and the LIBOR Rate, as applicable, with respect to all Superpriority Loan Advances (and with respect to any continuation or conversion of Superpriority Loan Advances as a particular Type of Loan), and will notify the 2006 Agent promptly upon the determination thereof or upon the determination of any changes with respect thereto;

(c) the Base Rate or LIBOR Rate with respect to the same Interest Period, as the case may be, applicable to each Superpriority Loan Advance shall at all times be the same rate under each Credit Agreement;

(d) the Bank Agent shall, upon the written request of the 2006 Agent or any 2006 Lender, deliver to such Person a statement showing the computations used by the Bank Agent in determining any applicable LIBOR Rate;

(e) the Administrative Agent under each Credit Agreement will, on the funding date set forth in such Notice of Borrowing, after it has all funds required to make the Superpriority Loan Advance under such Credit Agreement contemplated by any such Notice of Borrowing (and is otherwise prepared to fund such Superpriority Loan Advance), notify the other Administrative Agent of such fact and the aggregate principal amount of the Superpriority Loan Advances contemplated to be made under the facility for which it is Administrative Agent;

(f) if for any reason the Bank Agent either fails to determine the Base Rate or the LIBOR Rate or notify the 2006 Agent of such determination, in each case as provided in Section 10.2(b) above, the 2006 Agent may determine such rates under and pursuant to the terms of the 2006 Credit Agreement;

(g) all Superpriority Loan Advances funded on any day shall be funded by the Bank Lenders under the 2005 Credit Agreement, on the one hand, and by the 2006 Lenders under the 2006 Credit Agreement, on the other hand, on a pro rata basis in accordance with each such lending group’s Superpriority Pro Rata Share, subject to Section 10.1(c); provided that (x) the Required Bank Lenders may waive the requirement set forth in this clause (g) with respect to any Superpriority Loan Advances to be made by the Bank Lenders in their sole discretion (but subject to Section 10.1(a) and Section 10.1(d)(i)) and the Required 2006 Lenders may waive the requirement set forth in this clause (g) with respect to any Superpriority Loan Advances to be made by the 2006 Lenders in their sole discretion (but subject to Section 10.1(b) and Section 10.1(d)(ii)), (y) in the event that Superpriority Letters of Credit have been issued prior to the date of such funding and as a consequence the Bank Lenders cannot fund their entire Superpriority Pro Rata Share of Superpriority Advances then requested without causing the aggregate amount of Superpriority Advances made by the Bank Lenders to exceed an amount equal to (x) the lesser of (i) the 2005 Revolving Commitment and (ii) the Revolving Availability under the 2005 Credit

Agreement, plus (y) the outstanding amount of any Superpriority Advances funded by the Bank Lenders pursuant to Section 10.1(c)(ii) which have not been purchased by the 2006 Lenders pursuant to Section 10.1(c)(ii) (the amount by which such funding would exceed the Bank Lenders’ Superpriority Commitments is hereinafter referred to as the “Excess Amount”), then each 2006 Lender shall fund, subject to Section 10.1(c)(i), its Pro Rata Share (as defined in the 2006 Credit Agreement) of the Excess Amount provided that (1) all other conditions precedent to such Superpriority Loan Advance have been satisfied, (2) in no event after giving effect to such funding shall the aggregate principal amount of all Superpriority Loan Advances funded by a 2006 Lender exceed its Commitment, (3) in no event after giving effect to such funding shall the aggregate principal amount of all Superpriority Loan Advances funded by the 2006 Lenders exceed an amount equal to (x) the lesser of (i) the 2006 Revolving Commitments and (ii) the Revolving Availability under the 2006 Credit Agreement, minus (y) the outstanding amount of any Superpriority Advances funded by the Bank Lenders pursuant to Section 10.1(c)(ii) which have not been purchased by the 2006 Lenders pursuant to Section 10.1(c)(ii), and (4) after giving effect to such funding, the aggregate amount of all 2006 Revolving Outstandings shall not constitute more than the 2006 Lenders’ Superpriority Pro Rata Share of all Superpriority Advances, and (z) the Bank Lenders alone may issue Superpriority Letters of Credit (in compliance with Section 10.1(i) below);

(h) (x) all voluntary reductions of the Superpriority Commitments shall be applied to the Superpriority Commitments outstanding under the 2005 Credit Agreement, on the one hand, and the 2006 Credit Agreement, on the other hand, on a pro rata basis in accordance with the Superpriority Pro Rata Share held by the Creditors under each such facility; and (y) all designations or continuations of Superpriority Loan Advances as a particular Type of Loan and all conversions of Superpriority Loan Advances from one Type of Loan to another Type of Loan shall be applied to the Superpriority Loan Advances outstanding under the 2005 Credit Agreement, on the one hand, and the 2006 Credit Agreement, on the other hand, on a pro rata basis in accordance with the Superpriority Loan Advances made under each such facility; and

(i) under no circumstances shall Superpriority Letters of Credit be issued if, as a result, the aggregate Stated Amount of all Superpriority Letters of Credit would exceed $1,000,000.

SECTION 10.3 Acceleration of Obligations under 2006 Credit Agreement. Notwithstanding anything to the contrary in the 2006 Credit Agreement, the Obligations (as defined therein) of the Company and its Subsidiaries thereunder may be accelerated, after the occurrence and during the continuance of any Event of Default thereunder, with (and only with) the prior written consent of the Required Greater Noteholder Group; provided, however, that the foregoing shall not apply to Events of Default under Section 13.1.1 (payment defaults), Section 13.1.2 (cross default; but only if such Event of Default exists as a result of the acceleration of the Notes, the Existing Bank Advances or the Superpriority Advances of the Bank Lenders), or Section 13.1.4 (bankruptcy default) of the 2006 Credit Agreement.

SECTION 10.4 Allocation of Prepayments from Asset Sales. The Company and the Creditors agree that, so long as no Default or Event of Default shall exist, Proceeds in an aggregate amount not to exceed $5,000,000 received from the sale, lease, license or other disposition of Collateral (other than the sale, lease, license or other disposition of Collateral in the ordinary course of business consistent with past practices) prior to the date on which the Waiver Period expires that would otherwise be available to be applied under the “THIRD” provision of Section 4.1(a) of the Intercreditor Agreement shall instead be applied to the “FOURTH” provision of such Section.

SECTION 11. Release.

In order to induce the Creditor Parties to enter into this Agreement, the Company and its Subsidiaries acknowledge and agree that: (a) neither the Company nor any of its Subsidiaries has any claim or cause of action against any of the Creditor Parties (or any of their respective directors, trustees, officers, employees or agents) relating to or arising out of the Existing Loan Agreements; (b) neither the Company nor any of its Subsidiaries has any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to any of the Creditor Parties; and (c) each of the Creditor Parties has heretofore properly performed and satisfied in a timely manner all of its obligations to the Company and its Subsidiaries under the applicable Creditor Loan Documents. The Company and its Subsidiaries wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Creditor Parties’ rights, interests, contracts, or remedies under the Creditor Loan Documents, whether known or unknown, as applicable. Therefore, the Company and each of its Subsidiaries signatory hereto (in the case of the Subsidiaries, pursuant to the acknowledgement and agreement on the signature pages hereto) unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Creditor Party to the Company or any of its Subsidiaries, except the obligations to be performed by such Creditor Party on or after the date hereof as expressly stated in the Creditor Loan Documents, as such obligations may be modified pursuant to the terms of this Agreement, and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Company or its Subsidiaries might otherwise have against any Creditor Party or any of such Creditor Party’s respective directors, trustees, officers, employees or agents, in either case (x) or (y), whether known or unknown, on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind. No Creditor Party shall be liable with respect to, and the Company and each Subsidiary Guarantor hereby waives, releases and agrees not to sue for any special, indirect or consequential damages relating to this Agreement or any other Creditor Loan Document or arising out of its activities in connection herewith or therewith (whether before, on or after the date hereof).

SECTION 12. Amendments and Waivers.

SECTION 12.1 Requirements. This Agreement and each other Creditor Loan Document (other than the Intercreditor Agreement and the Collateral Documents) may be amended, and the observance of any term hereof and thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Creditor Group, except that, in addition to the foregoing, no such amendment or waiver may, without the written consent of:

(a) each Creditor affected thereby, amend or waive Section 10.1(c) or Section 10.2 (other than Section 10.2(i)) of this Agreement or Section 4.2 or Section 6 of Exhibit F and, except for the direct or indirect acceleration (or rescission thereof) of the obligations under the Creditor Loan Documents to which such Creditor is a party, directly or indirectly decrease the amount of any prepayment or payment of principal, reduce the amount of principal, extend or increase the Commitment of such Creditor, or reduce the interest rate or any fee or other compensation payable to such Creditor, in each case with respect to any of the Secured Obligations held by such Creditor;

(b) each Creditor,

(i) extend the Outside Waiver Termination Date to a date beyond January 31, 2007, or

(ii) amend, waive or otherwise modify any provision or term of Sections 2(c)(i), 7, 8, 10.1 (other than Section 10.1(c)), 10.3 or 12 hereof or Exhibit F hereof

(other than (A) Section 3.2 of Exhibit F, which may be modified with the written consent of the Company and each 2002 Noteholder to extend the date of the required prepayment of the 2002 Notes described therein to a date later than the date such payment would otherwise be due thereunder, but may not be modified to require such prepayment to be made on a date earlier than the date such payment would otherwise be due thereunder without the prior written consent of the Company and each Creditor, (B) any reduction in the interest rates set forth in Section 2 of Exhibit F which may be amended or modified in accordance with clause (a) above, (C) any increase in the interest rates set forth in Section 2 of Exhibit F that applies equally to all Creditors and (D) any amendment of Section 4.2 or Section 6 of Exhibit F that is governed by clause (a) above) or any defined term to the extent used in any such Section or Exhibit, or

(iii) (A) change the definition of “Required Creditor Group”, “Required Greater Noteholder Group”, “Required Bank Lenders”, “Required 2002 Noteholders”, “Required 2005 Noteholders”, “Required 2006 Lenders”, “Required Floating Rate Noteholders” or “Required Secured Parties” or otherwise change the percentage of the principal amount of the Notes or the percentage of the 2005 Revolving Commitments or 2005 Revolving Outstandings of the Bank Lenders or the percentage of the 2006 Revolving Commitments or 2006 Revolving Outstandings of the 2006 Lenders, in each case, required to consent to any amendment or waiver of the Creditor Loan Documents, or (B) change the definition of “Superpriority Commitments” or “Revolving Availability” herein or in any Credit Agreement, or

(iv) directly or indirectly (A) increase the interest rate, fees or other compensation payable to any Creditor Party (other than any such increase that applies equally to all Creditors, which increase shall require the prior written consent of the Required Creditor Group) under any Creditor Loan Document other than this Agreement (each, an “Other Creditor Loan Document”), (B) shorten (other than by acceleration) the maturity or change the timing of any prepayment or payment of principal under any Other Creditor Loan Document, (C) change the time of payment or method of computation of interest, the Make-Whole Amount (if applicable) or any so-called “non-use fee” payable under the Credit Agreements, (D) increase the amount of any required payment under any Other Creditor Loan Document (other than any payment required as a result of any Mandatory Availability Reduction), (E) increase the aggregate principal amount of the 2002 Notes, the 2005 Notes or the Existing Bank Advances, or increase the face amount of any Letter of Credit issued prior to the Effective Date, (F) increase the aggregate commitment or any component thereof or the aggregate amount available for borrowing (or available for the issuance of Letters of Credit), in each case as in effect after giving effect to this Agreement, under any Bank Document or any 2006 Loan Document, (G) increase the aggregate principal amount of Superpriority Obligations under any Bank Document or any 2006 Loan Document (in each case, other than this Agreement) to an amount greater than the aggregate amount of the commitments thereunder on the Effective Date plus any amounts permitted under Section 10.1(c), (H) change the timing of the Mandatory Availability Reductions required to be made on November 30, 2006, or (I) change the requirement under the Credit Agreements that the Superpriority Commitments and the aggregate principal amount of all Superpriority Advances be permanently reduced (or with respect to Superpriority Letters of Credit, cash collateralized) to zero dollars (0$) on or prior to November 30, 2006;

(c) the Required 2006 Lenders, amend or waive Section 10.4 of this Agreement; and

(d) the Required Bank Lenders and the Required 2006 Lenders, amend or waive Section 10.2(i) of this Agreement.

SECTION 12.2 Limitation of Liability. The Company and each of its Subsidiaries signatory hereto (in the case of the Subsidiaries, pursuant to the acknowledgement and agreement on the signature pages hereto), acknowledge, agree and understand that, except as otherwise provided for in this Agreement, (a) the provisions of this Agreement provide that (i) the Creditors have the right (in some cases individually and in other cases, together with other Creditors), exercisable in their sole discretion, not to consent to amendments of the Creditor Loan Documents and not to consent to financial accommodations from the Superpriority Lenders at any time that an Event of Default exists and (ii) the 2006 Lenders may elect not to fund any Superpriority Loan Advance after an Event of Default has occurred, even though an amendment or waiver with respect to such Event of Default has been consented to by the Required Creditor Group, and (b) as a result of such provisions, financial accommodations in favor of the Company and its Subsidiaries from one or more of the Creditors may not be, or may be prevented from being, made. The Company further acknowledges and agrees that such rights constitute a material inducement to the Creditors without which they would not have entered into this Agreement. Therefore, the Company agrees that the Creditors and their respective directors, trustees, officers, employees and agents, shall have no liability to the Company, its Subsidiaries, and their respective directors, officers, employees and agents, of any kind or nature, arising out of any such failure to consent or, in the case of the 2006 Lenders, the failure to make any Superpriority Loan Advance in the circumstances described in Section 10.1(c)(i) above, and agree not to assert any claim, suit, cause of action or defense against any of the Creditors arising out of such failure to consent or failure to make such Superpriority Loan Advance.

SECTION 13. Miscellaneous.

SECTION 13.1 Current Principal Balances and Commitments of the Creditors.

(a) Each Bank Lender hereby certifies that the commitment amount set forth opposite such Bank Lender’s name on Schedule 13.1 hereto equals its Commitment under the 2005 Credit Agreement as of date hereof (after giving effect to the 2005 Credit Agreement amendments contemplated hereby) and the amount of the Existing Bank Advances.

(b) Each Existing Noteholder hereby certifies that the principal amount set forth opposite such Existing Noteholder’s name on Schedule 13.1 hereto equals the principal amount outstanding in respect of its Existing 2002 Notes and/or its Existing 2005 Notes as of the date hereof.

(c) Each 2006 Lender hereby certifies that the commitment amount set forth opposite such 2006 Lender’s name on Schedule 13.1 hereto equals its Commitment under the 2006 Credit Agreement as of date hereof.

(d) The Company and the Subsidiary Guarantors agree with all amounts set forth on Schedule 13.1.

SECTION 13.2 Construction; References to Primary Loan Agreements. This Agreement shall be construed in connection with and as part of the respective Primary Loan Agreements. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the respective Primary Loan Agreements without making specific reference to this Agreement but nevertheless all such references shall include this Agreement unless the context otherwise requires.

SECTION 13.3 Ramifications of Agreement; Reaffirmation. The Company acknowledges that the granting of the Waivers and Amendments by the Creditors shall not be construed as an agreement to amend or waive any other provision of any of the Creditor Loan Documents and the Creditors shall have no obligation to enter into any such amendment or waiver. Other than the Specified Defaults temporarily waived during the Waiver Period, none of the Creditors have waived, nor are they by this Agreement waiving, and have made no commitment to waive, any other Default or Event of Default (collectively, the “Other Defaults”) that may occur or be continuing on the date hereof or may occur or be continuing after the date hereof. The Creditors reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under the Creditor Loan Documents as a result of any Other Defaults. No delay or omission of the Creditors to exercise any right under the Creditor Loan Documents shall impair any such right or be construed to be a waiver of any such Other Defaults or an acquiescence therein. Except as modified, waived or expressly amended by this Agreement, all terms, conditions and covenants contained in the Creditor Loan Documents are hereby ratified and confirmed by the Company and shall be and remain in full force and effect.

SECTION 13.4 Effect of Removal of Section 9.14 of the 2005 Credit Agreement. The removal of Section 9.14 of the 2005 Credit Agreement shall in no way serve as evidence of whether or not the representations formerly set forth in such Section are (or were) true on or prior to the Effective Date.

SECTION 13.5 Section Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

SECTION 13.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

SECTION 13.7 Time is of the Essence. TIME IS OF THE ESSENCE WITH RESPECT TO ALL COVENANTS, CONDITIONS, AGREEMENTS OR OTHER PROVISIONS HEREIN.

SECTION 13.8 Counterparts. The execution hereof by each party hereto shall constitute a contract among all such parties for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

[signature pages follow]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

PROQUEST COMPANY

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Senior Vice President and Chief Financial Officer

Each of the undersigned Subsidiaries acknowledges and accepts the foregoing and agrees to the provisions of Section 11 and Section 12.2:

BIGCHALK, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

COPLEY PUBLISHING GROUP, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

HOMEWORKCENTRAL.COM, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

LEARNINGPAGE.COM, INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

NORMAN ROSS PUBLISHING INC.

By:	/s/ Richard Surratt

Name:	Richard Surratt

Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

PROQUEST ALISON, INC.

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

PROQUEST BUSINESS SOLUTIONS INC.

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Vice President

PROQUEST CONTENT OPERATIONS, INC.

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

PROQUEST INFORMATION AND LEARNING COMPANY

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Vice President

PROQUEST LEARNING I, LLC

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

PROQUEST LEARNING II, LLC

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

PROQUEST OUTDOOR SOLUTIONS INC.

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

[Signature Page to Waiver and Omnibus Amendment Agreement]

SERIALS SOLUTIONS, INC.

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

SIRS PUBLISHING, INC.

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

SOFTLINE INFORMATION, INC.

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

SYNCATA CORPORATION

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

VOYAGER EXPANDED LEARNING, L.P.
By: Pro Quest Learning I, LLC, as General Partner

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

VOYAGER HOLDING CORPORATION

By:	/s/ Richard Surratt
Name:	Richard Surratt
Title:	Authorized Signatory

[Signature Page to Waiver and Omnibus Amendment Agreement]

LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as Administrative Agent for the Bank Lenders, Collateral Agent and as a Bank Lender

By:	/s/ Ronald R. Valentine

Name:	Ronald R. Valentine
Title:	FVP

[Signature Page to Waiver and Omnibus Amendment Agreement]

HARRIS N.A.

By:	/s/ Lana Powers

Name:	Lana Powers
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

BANK OF AMERICA, N.A.

By:	/s/ John W. Woodiel III

Name:	John W. Woodiel
Title:	Senior Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Dale A. Clayton

Name:	Dale A. Clayton
Title:	SVP

[Signature Page to Waiver and Omnibus Amendment Agreement]

NATIONAL CITY BANK OF THE MIDWEST

By:	/s/ Robert A. Henry

Name:	Robert A. Henry
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

LLOYDS TSB BANK PLC

By:	/s/ Mario Del Duca

Name:	Mario Del Duca
Title:	Assistant Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Susan Kreutz

Name:	Susan Kreutz
Title:	Assistant Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

COMERICA BANK

By:	/s/ Jeffrey E. Peck

Name:	Jeffrey E. Peck
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

ALLIED IRISH BANKS PLC

By:	s/ Rima Terradista

Name:	Rima Terradista
Title:	Director

[Signature Page to Waiver and Omnibus Amendment Agreement]

FIFTH THIRD BANK, EASTERN MICHIGAN

By:	/s/ Thomas J. Fischer

Name:	Thomas J. Fischer
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta
Title:	Director

METROPOLITAN TOWER LIFE INSURANCE COMPANY By: Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta
Title:	Director

METLIFE INVESTORS INSURANCE COMPANY By: Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta
Title:	Director

METLIFE INSURANCE COMPANY OF CONNECTICUT (f/k/a THE TRAVELLERS INSURANCE COMPANY), for itself and two of its separate accounts

By:	/s/ Judith A. Gulotta

Name:	Judith A. Gulotta
Title:	Director

[Signature Page to Waiver and Omnibus Amendment Agreement]

RELIASTAR LIFE INSURANCE COMPANY ING LIFE INSURANCE AND ANNUITY COMPANY By: ING Investment Management LLC, as Agent

By:	/s/ Christopher P. Lyons

Name:	Christopher P. Lyons
Title:	Senior Vice President

By:	/s/ Gregroy R. Addicks

Name:	Gregory R. Addicks
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier
Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier
Title:	Authorized Signatory

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier
Title:	Authorized Signatory

MANULIFE INSURANCE COMPANY

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier
Title:	Authorized Signatory

JOHN HANCOCK INSURANCE COMPANY OF VERMONT

By:	/s/ Gary M. Pelletier

Name:	Gary M. Pelletier
Title:	Authorized Signatory

[Signature Page to Waiver and Omnibus Amendment Agreement]

PRINCIPAL LIFE INSURANCE COMPANY
By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Karen A. Pearston

Name:	Karen A. Pearston
Title:	Second Vice President and Counsel

By:	/s/ James. C. Fifield

Name:	James C. Fifield
Title:	Counsel

RGA REINSURANCE COMPANY
By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Karen A. Pearston

Name:	Karen A. Pearston
Title:	Second Vice President and Counsel

By:	/s/ James. C. Fifield

Name:	James C. Fifield
Title:	Counsel

AVIVA LIFE INSURANCE COMPANY
By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Karen A. Pearston

Name:	Karen A. Pearston
Title:	Second Vice President and Counsel

By:	/s/ James. C. Fifield

Name:	James. C. Fifield
Title:	Counsel

COMERICA BANK & TRUST, NATIONAL ASSOCIATION, Trustee to the Trust created by Trust Agreement dated October 1, 2002

By:	/s/ Xina Stewart

Name:	Xina Stewart
Title:	Relationship Mgr. V.P.

[Signature Page to Waiver and Omnibus Amendment Agreement]

IDS LIFE INSURANCE COMPANY

By:	/s/ Thomas W. Murphy

Name:	Thomas W. Murphy
Title:	Vice President-Investments

IDS LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Thomas W. Murphy

Name:	Thomas W. Murphy
Title:	Vice President-Investments

[Signature Page to Waiver and Omnibus Amendment Agreement]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins

Name:	Lori E. Hopkins
Title:	Lori E. Hopkins

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins

Name:	Lori E. Hopkins
Title:	Lori E. Hopkins

[Signature Page to Waiver and Omnibus Amendment Agreement]

JEFFERSON-PILOT LIFE INSURANCE COMPANY

By:	/s/ W. Hardee Mills

Name:	W. Hardee Mills
Title:	Vice President

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By:	/s/ W. Hardee Mills

Name:	W. Hardee Mills
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Thomas M. Donohue

Name:	Thomas M. Donohue
Title:	Managing Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Thomas M. Donohue

Name:	Thomas M. Donohue
Title:	Managing Director

FORT DEARBORN LIFE INSURANCE COMPANY

By:	/s/ Thomas M. Donohue

Name:	Thomas M. Donohue
Title:	Managing Director

[Signature Page to Waiver and Omnibus Amendment Agreement]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Roi G. Chandy

Name:	Roi G. Chandy
Title:	Director

[Signature Page to Waiver and Omnibus Amendment Agreement]

PACIFIC LIFE INSURANCE COMPANY (Nominee: Mac & Co.)

By:	/s/ Bernard J. Dougherty

Name:	Bernard J. Dougherty
Title:	Assistant Vice President

By:	/s/ Peter S. Fiek

Name:	Peter S. Fiek
Title:	Assistant Secretary

[Signature Page to Waiver and Omnibus Amendment Agreement]

REASSURE AMERICA LIFE INSURANCE COMPANY
By:	Swiss Re Asset Management (Americas) Inc.

By:	/s/ John H. DeMallie

Name:	John H. DeMallie
Title:	Vice President

SWISS RE LIFE & HEALTH AMERICA INC.
By:	Swiss Re Asset Management (Americas) Inc.

By:	/s/ John H. DeMallie

Name:	John H. DeMallie
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN
By:	Advantus Capital Management, Inc.

By:	/s/ Robert W. Thompson

Name:	Robert W. Thompson
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

THE OHIO CASUALTY INSURANCE COMPANY

By:	/s/ Paul Gerard

Name:	Paul Gerard
Title:	Senior Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

SECURITY FINANCIAL LIFE INSURANCE CO.

By:	/s/ Kevin W. Hammond
Name:	Kevin W. Hammond
Title:	Senior Director—Investment

[Signature Page to Waiver and Omnibus Amendment Agreement]

NATIONAL BENEFIT LIFE INSURANCE COMPANY
By:	Conning Asset Management Company, its Investment Manager

By:	/s/ David R. Miller

Name:	David R. Miller
Title:	Managing Director

PRIMERICA LIFE INSURANCE COMPANY
By:	Conning Asset Management Company, its Investment Manager

By:	/s/ David R. Miller

Name:	David R. Miller
Title:	Managing Director

[Signature Page to Waiver and Omnibus Amendment Agreement]

ING INVESTMENT MANAGEMENT, LLC, as Administrative Agent

By:	/s/ Christopher P. Lyons

Name:	Christopher P. Lyons
Title:	Senior Vice President

By:	/s/ Gregory R. Addicks

Name:	Gregory R. Addicks
Title:	Vice President

[Signature Page to Waiver and Omnibus Amendment Agreement]

SCHEDULE 1

DEFINITIONS

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Accounting Issues” is defined in Recital E.

“Administrative Agents” means the Bank Agent and the 2006 Agent.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” (or variations of such term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contact or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“After Acquired Property” is defined in Section 3.4 of Exhibit E.

“Agreement, this” means this Waiver and Omnibus Amendment Agreement, including all Exhibits and Schedules hereto, as amended, restated or otherwise modified in accordance with the terms hereof.

“Amendments” means the amendments and modifications of the Creditor Loan Documents set forth in Sections 3, 4, 5 and 6 hereof.

“Attributable Debt” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Bank Agent” has the meaning set forth in the introductory paragraph.

“Bank Documents” means this Agreement, the 2005 Credit Agreement, the Intercreditor Agreement and the Collateral Documents.

“Bank Lenders” has the meaning set forth in the introductory paragraph.

“Bank Parties” means the Bank Agent and the Bank Lenders.

Schedule 1-1

“Base Rate” has the meaning set forth in the Credit Agreements.

“Base Rate Loan” means a “Base Rate Loan” under (and as defined in) the 2005 Credit Agreement and/or the 2006 Credit Agreement, as the context requires.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which commercial banks are not open for the majority of their banking business in Chicago, Detroit or New York.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of Capital Leases and product masters, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Cash Collateral Account” has the meaning set forth in Section 3.5(b) of Exhibit E hereto.

“Cash Collateral Agreement” has the meaning set forth in Section 3.5(b) of Exhibit E hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all of the property, rights and interests of the Company and the Subsidiaries that are or are intended to be subject to the Liens created by the Collateral Documents.

“Collateral Access Agreement” has the meaning set forth in the Guaranty and Collateral Agreement.

“Collateral Agent” has the meaning set forth in the introductory paragraph.

“Collateral Documents” means each security agreement (including, without limitation the Guaranty and Collateral Agreement), pledge agreement, copyright security agreement, patent and trademark security agreement, mortgage, deed of trust, deposit account control agreement and similar agreement and any other agreement from the Company or any Subsidiary granting a Lien on any of its real or personal property to secure the Secured Obligations, as any of the foregoing may be amended or modified from time to time.

Schedule 1-2

“Commitment” means the “Commitment” of a Bank Lender under (and as defined in) the 2005 Credit Agreement and/or the “Commitment” of a 2006 Lender under (and as defined in) the 2006 Credit Agreement, as the context requires.

“Company” has the meaning set forth in the introductory paragraph.

“Consolidated Net Income” means, for any period, the net income (or loss), before any extraordinary items and excluding any gains from Dispositions, of the Company and its Subsidiaries for such period (taken as a cumulative whole), as calculated in accordance with GAAP.

“Contingent Liability” has the meaning set forth in the Credit Agreements.

“Credit Agreements” means the 2005 Credit Agreement and the 2006 Credit Agreement.

“Creditor Loan Documents” means the Note Documents, the Bank Documents and the 2006 Loan Documents.

“Creditor Parties” has the meaning set forth in the introductory paragraph.

“Creditors” means the Bank Lenders, the 2006 Lenders and the Noteholders.

“Current Value” is defined in Section 3.4 of Exhibit E.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all Hedging Obligations of such Person;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business, similar accrued expenses, monetized future billings, and royalty payments in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (it being understood that if such Person has not assumed or become personally liable for such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness (or such lesser amount as constitutes the maximum recourse to such Person) or the fair market value of all property of such Person securing such indebtedness);

(f) obligations under Capital Leases;

(g) the aggregate outstanding amount of all Off Balance Sheet Liabilities;

(h) the aggregate outstanding amount of all Disqualified Stock; and

Schedule 1-3

(i) all Contingent Liabilities of such Person in respect of any obligations of others of the type referred to above.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date. The amount of any other Off-Balance Sheet Liability shall be the amount determined by the Required Creditor Group based on the aggregate outstanding amount thereof as if such transaction were structured as an on balance sheet financing.

“Default” means, (a) with reference to the 2005 Credit Agreement, any “Unmatured Event of Default” as defined therein, (b) with reference to the 2006 Credit Agreement, any “Unmatured Event of Default” as defined therein, (c) with reference to either or both of the Note Purchase Agreements, any “Default” as defined therein, and (d) otherwise, any “Default” as defined in either of the Note Purchase Agreements and any “Unmatured Event of Default” as defined in either the 2005 Credit Agreement or the 2006 Credit Agreement.

“Disqualified Stock” has the meaning set forth in the Credit Agreements.

“Dispositions” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; it being understood that any Disposition permitted by Section 2.1(d) of Exhibit E shall not be a sale, transfer, license, lease or other disposition of any property by the Company or any Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any period, the total of the following calculated without duplication for the Company and its Subsidiaries on a consolidated basis for such period: (a) Consolidated Net Income for such period; plus (b) taxes deducted in determining Consolidated Net Income for such period; plus (c) Interest Charges deducted in determining Consolidated Net Income for such period; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income for such period; plus (e) other non-cash charges deducted in determining Consolidated Net Income for such period and not already deducted in accordance with clause (d) above (including the cumulative effect of changes in revenue recognition or other accounting principles under GAAP made by the Company’s auditors after the Effective Date to the extent included in such non-cash charges, but excluding any impairment charges accounted for in 2006 relating to events occurring after December 31, 2005); minus (f) non-cash credits included in accordance with the definition of Consolidated Net Income (excluding deferred income) for such period (including the cumulative effect of changes in revenue recognition or other accounting principles under GAAP made by the Company’s auditors after the Effective Date to the extent included in such non-cash credits).

“Effective Date” has the meaning set forth in Section 8.

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Law” means, collectively, all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or

Schedule 1-4

judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” means, (a) with reference to the 2005 Credit Agreement, any “Event of Default” as defined therein, (b) with reference to the 2006 Credit Agreement, any “Event of Default” as defined therein, (c) with reference to either or both of the Note Purchase Agreements, any “Event of Default” as defined therein, and (d) otherwise, any “Event of Default” as defined in any of such agreements.

“Excess Amount” has the meaning set forth in Section 10.2(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Bank Advances” has the meaning assigned to the term “Base 2005 Credit Agreement Obligations” in the Intercreditor Agreement, as such amount may be reduced from time to time pursuant to Section 4.1(a) of such agreement.

“Existing Benefit Programs” means the following compensation and benefit plans or programs of the Company and its Subsidiaries, as in effect on the Effective Date: Executive Deferred Compensation Plan, Supplemental Executive Retirement Plan, the 2003 Strategic Performance Plan, the Annual Merit Pay Program, the annual Financial Bonus Plan, 401(k) plan, health and welfare benefit plans, and perquisites, vacations, holidays and auto allowances as the Company and its Subsidiaries grant in the ordinary course of business, consistent with past practices.

“Existing Guarantors” has the meaning set forth in Recital A.

“Existing Loan Agreements” has the meaning set forth in the introductory paragraph.

“Existing Noteholders” has the meaning set forth in Recital E.

“Existing Notes” has the meaning set forth in Recital C.

“Existing 2002 Notes” has the meaning set forth in Recital B.

“Existing 2005 Notes” has the meaning set forth in Recital C.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Company’s board of directors.

Schedule 1-5

“Fiscal Month” means (i) as of the date of this Agreement, each four and five week period of a Fiscal Quarter ending on a Saturday, with the first such period being five weeks and the second and third such periods being four weeks and (ii) upon and after such time as the Company adopts a Fiscal Year as set forth in clause (ii) of the defined term “Fiscal Year,” any calendar quarter.

“Fiscal Quarter” means (i) as of the date of this Agreement, each period of 13 weeks during a Fiscal Year ending on a Saturday (with the first Fiscal Quarter to commence on the first day of such Fiscal Year) and (ii) upon and after such time as the Company adopts a Fiscal Year as set forth in clause (ii) of the defined term “Fiscal Year”, any of the quarterly accounting periods of the Company, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means (i) as of the date of this Agreement, any 52-week or 53-week period beginning on the day after the Saturday nearest to December 31 and ending on the Saturday nearest to the following December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., “2006 Fiscal Year”) refer to the Fiscal Year ending on the Saturday nearest to the December 31 of such calendar year, and (ii) upon the election of the Company, any of the annual accounting periods of the Company ending on December 31 of each year.

“Fixed Rate Noteholders” means the holders from time to time of the Fixed Rate Notes.

“Fixed Rate Notes” means the 2002 Fixed Rate Notes and the 2005 Fixed Rate Notes.

“Floating Rate Noteholders” means the holders from time to time of the Floating Rate Notes.

“Floating Rate Notes” means the 2002 Floating Rate Notes and the 2005 Floating Rate Notes.

“Foreign Subsidiary” means any Subsidiary organized in a jurisdiction other than the United States of America or any state thereof.

“Forensic Accountants” is defined in Section 1.1(o) of Exhibit E.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement, dated the date hereof, by the Company and each of the Subsidiary Guarantors, in favor of the Collateral Agent and each of the Creditors, as amended, restated or otherwise modified from time to time.

Schedule 1-6

“Hazardous Substance” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Hedging Obligation” has the meaning set forth in the Credit Agreements.

“Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, by and among the Creditor Parties, relating to the obligations of the Company and its Subsidiaries under the Creditor Loan Documents, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.

“Interest Charges” means, with respect to any period, the sum (without duplication) of the following (in each case, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest (including capitalized interest) and premium payments in respect of the Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

“Interest Period” has the meaning set forth in Section 1.1 of each of the Credit Agreements (and, with respect to the 2005 Credit Agreement, is reflected in Section 5 of Exhibit C hereto).

“Investigative Counsel” has the meaning set forth in Section 1.1(o) of Exhibit E.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

“Key Employees” means Alan Aldworth, Richard Surratt, Todd Buchardt, Linda Longo-Kazanova, Ronald Klausner, Andrew Wyszkowski and David Prichard.

“Key Employee Retention Plan” means the compensation agreements to be entered into by the Company and/or its Subsidiaries with Key Employees after the Effective Date (and provided to the Creditors’ legal and financial advisors) on terms not exceeding the parameters agreed to between the Company and the Creditors’ financial advisors (as determined in reasonable discretion of the Creditors’ financial advisors) on or prior to the Effective Date.

“Letter of Credit” has the meaning set forth in the 2005 Credit Agreement.

“LIBOR Loan” means a “LIBOR Loan” under (and as defined in) the 2005 Credit Agreement and/or the 2006 Credit Agreement, as the context requires.

“LIBOR Rate” has the meaning set forth in the Credit Agreements.

Schedule 1-7

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

“Loan” means a “Loan” under (and as defined in) the 2005 Credit Agreement and/or the 2006 Credit Agreement, as the context requires.

“Make-Whole Amount” means, with respect to any Fixed Rate Note, the Make-Whole Amount payable with respect to such Fixed Rate Note under the terms of the Note Purchase Agreement pursuant to which such Fixed Rate Note was issued, as amended by Section 4 of Exhibit F.

“Mandatory Availability Reduction” means each mandatory reduction in the Revolving Availability required under the terms of Section 2.1.3 of each of the Credit Agreements (with respect to the 2005 Credit Agreement, as reflected in Section 21 of Exhibit C hereto).

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means any “Material Adverse Effect” as defined in any of the Primary Loan Agreements.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or other document or documents required to create a security interest in owned Real Estate, in form and substance reasonably satisfactory to the Collateral Agent and the Required Creditor Group, made by the Company or Subsidiary in favor of the Collateral Agent for the benefit of the Creditors, as amended, restated or otherwise modified from time to time.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Note Documents” means the 2002 Note Documents and the 2005 Note Documents.

“Note Purchase Agreements” has the meaning set forth in the introductory paragraph.

“Noteholders” means the holders from time to time of the Notes.

“Notes” means the 2002 Notes and the 2005 Notes.

“Notice of Borrowing” has the meaning set forth in the Credit Agreements.

“October Amortization Payment” has the meaning set forth in Section 3.2 of Exhibit F.

“Off Balance Sheet Liability” has the meaning set forth in the Credit Agreements.

“Other Employee Retention Plan” means (a) the retention payments to be made to employees (other than Key Employees) on terms and in such amounts no more favorable to such employees or their replacements or substitutes (determined collectively) than those agreed to by the Company and the financial advisors of the Creditors prior to the Effective Date, and (b) the retention agreements with respect to such payments, if any, entered into by the Company and/or its Subsidiaries with employees (other than Key Employees) on or after the Effective Date.

Schedule 1-8

“Other Creditor Loan Document” has the meaning set forth in Section 12.1(b)(iv).

“Outside Waiver Termination Date” has the meaning set forth in Section 2(b)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Primary Loan Agreements” has the meaning set forth in the introductory paragraph.

“Proceeds” has the meaning set forth in the Intercreditor Agreement.

“Projections” has the meaning set forth in Section 8(e).

“Real Estate” means all real property (together with any improvements thereon) at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries.

“Receivables Sale Agreement” means the Lease Receivables Sale Agreement dated as of August 28, 2001 between the Company and Bell & Howell Financial Services Company, as amended from time to time.

“Required Bank Lenders” means Bank Lenders holding more than 50% of the 2005 Revolving Outstandings.

“Required Creditor Group” means the Required Greater Noteholder Group and the Required Bank Lenders, each voting separately as a class.

“Required Floating Rate Noteholders” means the holders of more than 50% of the aggregate outstanding principal amount of the Floating Rate Notes, voting as a single class.

“Required Greater Noteholder Group” means the holders of more than 50% of the sum of (a) the aggregate outstanding principal amount of the Notes and (b) if the 2006 Revolving Commitments have not expired or been terminated, the 2006 Revolving Commitments, and otherwise, the 2006 Revolving Outstandings, voting as a single class.

“Required Secured Parties” has the meaning set forth in the Intercreditor Agreement.

“Required 2002 Noteholders” means the holders of more than 50% of the aggregate outstanding principal amount of the 2002 Notes, voting as a single class.

“Required 2005 Noteholders” means the holders of more than 50% of the aggregate outstanding principal amount of the 2005 Notes, voting as a single class.

Schedule 1-9

“Required 2006 Lenders” means the 2006 Lenders holding more than 50% of 2006 Revolving Commitments or, if such commitments have expired or been terminated, 2006 Lenders holding more than 50% of the 2006 Revolving Outstandings.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement or any other Existing Loan Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Securities or other equity interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

“Revolving Availability” means (a) with respect to the Bank Lenders, the “Revolving Availability” as defined in the 2005 Credit Agreement and (b) with respect to the 2006 Lenders, the “Revolving Availability” as defined in the 2006 Credit Agreement.

“Revolving Commitments” means the 2005 Revolving Commitments and the 2006 Revolving Commitments.

“Revolving Loans” means the Base Rate Loans and the LIBOR Loans.

“Revolving Outstandings” means the 2005 Revolving Outstandings and the 2006 Revolving Outstandings.

“SEC” means the Securities and Exchange Commission of the United States of America, or any successor to the duties thereof.

“Secured Obligations” has the meaning set forth in the Intercreditor Agreement.

“Senior Executive Officer” shall mean the Chairman, Chief Executive Officer, the President, Executive Vice President and any other Senior Financial Officer of the Company.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Specified Continuing Defaults” has the meaning set forth in Recital F.

“Specified Defaults” has the meaning set forth in Recital F.

“Specified Existing Defaults” has the meaning set forth in Recital F.

“Stated Amount” means, with respect to any Superpriority Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Superpriority Letter of Credit.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of

Schedule 1-10

contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary entering into the Guaranty and Collateral Agreement on the Effective Date, together with each Subsidiary that becomes a party thereto in accordance with the terms of Section 3.1 of Exhibit E hereto.

“Superpriority Advance” means (a) each Revolving Loan made and each Superpriority Letter of Credit issued (other than letters of credit issued prior to, and outstanding on, the Effective Date and extended, renewed or continued thereafter), in each case by the Bank Lenders under the 2005 Credit Agreement in excess of the Existing Bank Advances and (b) each Revolving Loan made by the 2006 Lenders under the 2006 Credit Agreement.

“Superpriority Commitment” means (a) with respect to the Bank Lenders, the 2005 Revolving Commitment, and (b) with respect to the 2006 Lenders, the 2006 Revolving Commitment, in an aggregate amount for all such commitments not to exceed $56,000,000, as may be reduced from time to time in accordance with the terms of this Agreement and the Credit Agreements.

“Superpriority Fee” has the meaning set forth in Section 9.2.

“Superpriority Lenders” means the Bank Lenders and the 2006 Lenders.

“Superpriority Letters of Credit” means those letters of credit (other than letters of credit issued prior to, and outstanding on, the Effective Date and extended, renewed or continued thereafter) issued under the 2005 Credit Agreement on or after the Effective Date pursuant to the terms thereof in an aggregate Stated Amount not to exceed $1,000,000 at any time.

“Superpriority Loan Advance” (a) each Revolving Loan made by the Bank Lenders under the 2005 Credit Agreement in excess of the Existing Bank Advances which is advanced after the Effective Date in accordance with the terms of the 2005 Credit Agreement and this Agreement and (b) each Revolving Loan made by the 2006 Lenders under the 2006 Credit Agreement which is advanced in accordance with the terms thereof and this Agreement.

“Superpriority Obligations” has the meaning set forth in the Intercreditor Agreement.

“Superpriority Pro Rata Share” means, with respect to the Bank Lenders or the 2006 Lenders as of any date, a fraction the numerator of which shall be the Superpriority Commitments of such lending group, and the denominator of which is the Superpriority Commitments of both lending groups.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Title Insurance Policy” means a mortgagee’s A.L.T.A. loan policy, in form and substance reasonably satisfactory to the Required Creditor Group and the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company

Schedule 1-11

reasonably satisfactory to the Required Creditor Group and the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Required Creditor Group and the Collateral Agent.

“Turnaround Consultant” means AlixPartners or another nationally recognized turnaround consulting firm with such core competencies and scope of authority, and engaged pursuant to terms and conditions, in each case reasonably satisfactory to the Company and the Required Creditor Group.

“Type” means, with respect to any Loan, its status as either a Base Rate Loan or a LIBOR Loan.

“2002 Fixed Rate Note” has the meaning set forth in Section 4.2(a).

“2002 Floating Rate Note” has the meaning set forth in Section 4.2(c).

“2002 Note Documents” means this Agreement, the 2002 Note Purchase Agreement, the 2002 Notes, the Intercreditor Agreement and the Collateral Documents.

“2002 Note Purchase Agreement” has the meaning set forth in the introductory paragraph.

“2002 Noteholders” means the holders from time to time of the 2002 Notes.

“2002 Notes” means the 2002 Fixed Rate Notes and the 2002 Floating Rate Notes.

“2005 Credit Agreement” has the meaning set forth in the introductory paragraph.

“2005 Fixed Rate Note” has the meaning set forth in Section 4.2(b).

“2005 Floating Rate Note” has the meaning set forth in Section 4.2(d).

“2005 Note Documents” means this Agreement, the 2005 Note Purchase Agreement, the 2005 Notes, the Intercreditor Agreement and the Collateral Documents.

“2005 Note Purchase Agreement” has the meaning set forth in the introductory paragraph.

“2005 Noteholders” means the holders from time to time of the 2005 Notes.

“2005 Notes” means the 2005 Fixed Rate Notes and the 2005 Floating Rate Notes.

“2005 Revolving Commitment” has the meaning ascribed to the term “Revolving Commitment” set forth in the 2005 Credit Agreement.

“2005 Revolving Outstandings” has the meaning ascribed to the term “Revolving Outstandings” in the 2005 Credit Agreement.

“2006 Agent” has the meaning set forth in the introductory paragraph.

“2006 Credit Agreement” has the meaning set forth in the introductory paragraph.

“2006 Lender” has the meaning set forth in the introductory paragraph.

“2006 Lender Parties” means the 2006 Agent and the 2006 Lenders.

Schedule 1-12

“2006 Loan Documents” means this Agreement, the 2006 Credit Agreement, the Intercreditor Agreement and the Collateral Documents.

“2006 Revolving Commitment” has the meaning ascribed to the term “Revolving Commitment” in the 2006 Credit Agreement.

“2006 Revolving Outstandings” has the meaning ascribed to the term “Revolving Outstandings” in the 2006 Credit Agreement.

“Unfunded 2006 Advance” has the meaning set forth in Section 10.1(c)(ii).

“Waiver Documents” has the meaning set forth in Section 7(a).

“Waiver Period” has the meaning set forth in Section 2(b)(ii).

“Waivers” has the meaning set forth in Section 2(b).

“Wholly-Owned” when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors’ qualifying shares or shares owned by foreign domiciliaries as required by law) shall be owned by the Company and/or one or more of its Wholly-Owned Subsidiaries (as defined in the Note Purchase Agreements).

Schedule 1-13

SCHEDULE 7(f)

EXISTING DEBT

Software/Services Financing Agreement between IBM Credit LLC and ProQuest Company with respect to a original principal amount of $4,029,689

•	Unsecured

•	Not guaranteed

•	Payment of $1,000,008 on May 1, 2006, monthly payments thereafter until June 15, 2007 of $42,997 (except July 2006, when a payment of $763,959 is due), with the outstanding principal balance due on June 15, 2007

Promissory Note issued in 1998 in the original principal amount of $60,000,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Promissory Note dated May 1, 1999, in the original principal amount of $8,000,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Promissory Note dated May 1, 1999, in the original principal amount of $100,300,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Promissory Note in the original principal amount of $23,800,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Promissory Note in the original principal amount of $26,800,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Schedule 7(f)-1

SCHEDULE 7(g)

INVESTMENTS

2,941,174 common shares represented by certificate number C-11 of Evidence Matters Inc./L’Evidence Meme Inc., an entity incorporated under the Canada Business Corporations Act, representing a 7% interest in such company;

Capital stock consisting of a 25% equity interest in OE Connection Manager Corp, owned by ProQuest Business Solutions, Inc.;

Limited liability company interests consisting of 24.9125% of the equity of OE Connection LLC;

Promissory Note issued in 1998 in the original principal amount of $60,000,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Promissory Note dated May 1, 1999, in the original principal amount of $8,000,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Promissory Note dated May 1, 1999, in the original principal amount of $100,300,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Promissory Note in the original principal amount of $23,800,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Promissory Note in the original principal amount of $26,800,000, payable by ProQuest Information and Learning Company to ProQuest Company

•	Unsecured

•	Not guaranteed

•	Payable on demand

Subordinated Promissory Note dated October 28, 2005, in the original principal amount of $2,000,000, payable by National Archive Publishing Company to ProQuest Information and Learning Company; and

Investments in Foreign Subsidiaries as of the date hereof.

Schedule 7(g)-1

SCHEDULE 7(h)

CERTAIN LITIGATION

On February 10, 2006, the first of four nearly identical class actions was filed in the United States District Court for the Eastern District of Michigan against the Company, its Chief Executive Officer and former Chief Financial Officer. Plaintiffs purport to represent a class composed of all persons who purchased or otherwise acquired ProQuest Company common stock between January 9, 2003 and February 8, 2006, inclusive. These complaints, which were filed in the wake of the Company’s public announcement of its anticipated earnings restatement, allege violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5, alleging, among other things, that defendants made false and/or misleading statements in connection with the Company’s prior financial results. Plaintiffs seek unspecified monetary damages and other relief. Plaintiffs’ Motions for Consolidation, Appointment of Lead Plaintiff and Approval of Counsel are currently pending before the Court. The Company believes that the allegations are without merit and intends to defend itself vigorously.

On March 21, 2006, the Company received a letter from counsel for one of its shareholders requesting that the Company consider taking action against certain of the Company’s current and former officers and directors arising out of the circumstances surrounding the Company’s intended financial restatement (the “Shareholder Demand Letter”). The Company’s Board of Directors has been advised of the Shareholder Demand Letter, and, pursuant to Delaware law, has formed a Special Review Committee to evaluate any potential claims. Thereafter, on April 18, 2006, a derivative action arising out of the same set of facts was filed by another shareholder (John H. Fringer) in United States District Court for the Eastern District of Michigan against the Company’s current Board of Directors members and its former Chief Financial Officer and names the Company as a nominal defendant. The Complaint alleges claims for breach of fiduciary duty, abuse of control, gross mismanagement, constructive fraud and unjust enrichment. Plaintiff seeks unspecified monetary damages and other relief. The Company believes that the allegations are without merit and intends to defend itself vigorously.

On April 28, 2006, the Company received a subpoena from the SEC requesting documents and other information in connection with the SEC’s investigation into the matters identified in the Company’s February 9, 2006, press release and Form 8-k filing.

Schedule 7(h)-1

SCHEDULE 13.1

CURRENT PRINCIPAL BALANCES AND COMMITMENTS OF THE CREDITORS

2002 and 2005 Noteholders

Aggregate Holdings	Adviser	Noteholder	Existing 2002 Notes Held	Existing 2005 Notes Held
$69,800,000	Metropolitan Life Insurance Company	Metropolitan Life Insurance Company	$16,000,000	$27,000,000
		Metropolitan Tower Life Insurance Company	$4,000,000	$4,000,000
		MetLife Investors Insurance Company	$0	$4,000,000
		The Travelers Insurance Company	$9,600,000	$0
		The Travelers Insurance Company, for one of its separate accounts	$3,900,000	$0
		The Travelers Insurance Company, for one of its separate accounts	$1,300,000	$0
$56,000,000	ING Investment Management	ReliaStar Life Insurance Company	$20,000,000	$11,000,000
		ING Life Insurance and Annuity Company	$12,000,000	$13,000,000
$29,500,000	John Hancock Financial Services	John Hancock Life Insurance Company	$11,250,000	$10,500,000
		John Hancock Variable Life Insurance Company	$750,000	$3,000,000
		John Hancock Life Insurance Company (U.S.A.)	$0	$3,250,000
		Manulife Insurance Company	$250,000	$250,000
		John Hancock Insurance Company of Vermont	$250,000	$0
$27,000,000	Principal Global Investors	Principal Life Insurance Company	$10,000,000	$10,000,000
		RGA Reinsurance Company	$0	$4,000,000
		Aviva Life Insurance Company	$0	$2,000,000
		Scottish RE (US) / Security Life of Denver Insurance Company Security Trust	$0	$1,000,000
$24,000,000	Riversource Investments	IDS Life Insurance Company	$0	$20,000,000
		IDS Life Insurance Company of New York	$0	$4,000,000
$28,000,000	CIGNA Investments, Inc.	Connecticut General Life Insurance Company	$4,000,000	$20,200,000
		Life Insurance Company of North America	$0	$3,800,000
$21,000,000	Jefferson-Pilot	Jefferson-Pilot Life Insurance Company	$8,000,000	$10,000,000

Schedule13.1-1

Aggregate Holdings	Adviser	Noteholder	Existing 2002 Notes Held	Existing 2005 Notes Held
		Jefferson Pilot Financial Insurance Company	$0	$3,000,000
$20,000,000	The Guardian Life Insurance Company of America	The Guardian Life Insurance Company of America	$0	$18,000,000
		The Guardian Insurance & Annuity Company, Inc.	$0	$1,000,000
		Fort Dearborn Life Insurance Company	$0	$1,000,000
$20,000,000	TIAA-CREF	Teachers Insurance and Annuity Association of America	$20,000,000	$0
$15,000,000	Pacific Life Insurance Company	Pacific Life Insurance Company	$15,000,000	$0
$7,000,000	Swiss Re Asset Management	Reassure America Life Insurance Company	$3,500,000	$0
		Swiss Re Life & Health America, Inc.	$3,500,000	$0
$2,000,000	Advantus Capital Management	Farm Bureau Life Insurance Company of Michigan	$2,000,000	$0
$2,500,000	Ohio Casualty Group	The Ohio Casualty Insurance Company	$2,500,000	$0
$2,000,000	Security Financial Life Insurance Co.	Security Financial Life Insurance Co.	$1,000,000	$1,000,000
$1,200,000	Conning Asset Management	National Benefit Life Insurance Company	$400,000	$0
		Primerica Life Insurance Company	$800,000	$0

$325,000,000	TOTAL		$150,000,000	$175,000,000

2006 Lenders

Aggregate Commitments		Adviser	Lender	Individual Commitments
$	%			$	%
$11,078,712.05	47.87%	Metropolitan Life Insurance Company	Metropolitan Life Insurance Company	$11,078,712.05	47.87%
$8,888,364.97	38.41%	ING Investment Management	ReliaStar Life Insurance Company	$4,920,344.89	21.26%
			ING Life Insurance and Annuity Company	$3,968,020.08	17.15%
$3,174,416.06	13.72%	TIAA-CREF	Teachers Insurance and Annuity Association of America	$3,174,416.06	13.72%

$23,141,493.08	100.00%		TOTAL	$23,141,493.08	100.00%

Schedule13.1-2

Bank Lenders

Bank Lender	Allocation % of such Bank Lender on the Effective Date	Existing Bank Advances of such Bank Lender on the Effective Date	Superpriority Commitments of such Bank Lender on the Effective Date
LaSalle Bank Midwest National Association (f/k/a Standard Federal Bank, N.A.)	16.363636364%	$33,876,130.17	$5,376,846.59
Harris N.A.	14.545454545%	$30,112,115.73	$4,779,419.19
Bank of America, N.A.	10.909090909%	$22,584,086.80	$3,584,564.39
KeyBank National Association	10.909090909%	$22,584,086.80	$3,584,564.39
National City Bank of the Midwest	10.909090909%	$22,584,086.80	$3,584,564.39
Lloyds TSB Bank plc	10.909090909%	$22,584,086.80	$3,584,564.39
U.S. Bank National Association	8.181818182%	$16,938,065.10	$2,688,423.29
Comerica Bank	6.363636364%	$13,174,050.63	$2,090,995.89
Allied Irish Banks Plc	5.454545455%	$11,292,043.40	$1,792,282.20
Fifth Third Bank, Eastern Michigan	5.454545455%	$11,292,043.40	$1,792,282.20

Totals	100.000000000%	$207,020,795.63	$32,858,506.92

Schedule13.1-3

EXHIBIT A

SPECIFIED EXISTING DEFAULTS

1.	SPECIFIED EXISTING DEFAULTS UNDER THE 2005 CREDIT AGREEMENT.

(a)	The Event of Default under Section 13.1.1 of the 2005 Credit Agreement with respect to the failure of the Company to make the payment of interest on a portion of the Existing Bank Advances due on April 10, 2006;

(b)	The Events of Default under Section 13.1.2 and 13.1.9 of the 2005 Credit Agreement due to the existence of any Event of Default (or related Default) described below in this Exhibit A under the Note Purchase Agreements or any event of default under the Receivables Sale Agreement;

(c)	The Events of Default under Section 13.1.5 of the 2005 Credit Agreement due to the Company’s failure to comply with the covenants set forth in Section 10.1.1 and Section 10.1.3 (in each case, solely due to the failure of the Company to deliver the annual audited financial statements for the 2005 Fiscal Year and the related compliance certificate within the required time period), Section 10.1.4 (solely to the extent such Event of Default is due to the failure of the Company to comply with the rules and regulations of the SEC by virtue of its failure to deliver its annual financial statements to the SEC for the 2005 Fiscal Year or providing financial statements to the SEC that are inaccurate or misleading), Section 10.1.5(a) (solely with respect to any failure to notify the Bank Agent or any Bank Lender of any Event of Default (or related Default) under the 2005 Credit Agreement described in this Exhibit A), Section 10.1.5(e) (solely with respect to any failure to notify the Bank Agent or any Bank Lender of any Material Adverse Effect relating to the Events of Default (or related Defaults) described in this Exhibit A), Section 11.14(a) (solely due to the failure of the Company to comply with such covenant on or prior to the Effective Date), Section 11.14(b) (solely due to the failure to comply with such covenant as of the end of any Fiscal Quarter of the Company ending prior to the Effective Date) and Section 11.14(c) (solely due to the failure of the Company to comply with such covenant as of the end of any Fiscal Quarter of the Company ending prior to the Effective Date);

(d)	The Events of Default under Section 13.1.6 of the 2005 Credit Agreement due to material misrepresentations made by the Company (i) under Sections 9.4, 9.5, 9.18, 9.22, 9.23(e) and 9.23(f) of the 2005 Credit Agreement, either as made on the date of the original closing under the 2005 Credit Agreement, under Section 12.2.1 of the 2005 Credit Agreement, in any Notice of Borrowing, Notice of Conversion/Continuation or in any L/C Application (each as defined in the 2005 Credit Agreement) and in any certificate or other document delivered under Sections 10.1.1, 10.1.2, 10.1.3, 10.1.9, 12.1.11 and 12.1.15 of the 2005 Credit Agreement, (ii) with respect to financial statements and other information furnished from time to time prior to the Effective Date in connection with the 2005 Credit Agreement and the other Bank Documents under Sections 10.1.1, 10.1.2, 10.1.3, 10.1.9, 12.1.11 and 12.1.15 of the 2005 Credit Agreement, and (iii) in any certificate or other document delivered under Sections 10.1.3, 12.1.14 or 12.2.2 of the 2005 Credit Agreement, in each case as such material misrepresentations relate to the provision of inaccurate and/or misleading financial statements or financial information to the Bank Agent or the Bank Lenders (or the certification thereof by officers of the

Exhibit A-1

Company) or the SEC or the existence as a result thereof (or the failure to disclose the existence as a result thereof) of (A) any Event of Default (or related Default) described above in this Exhibit A under the 2005 Credit Agreement or (B) defaults or events of default under the Note Purchase Agreements or other agreements to which the Company is a party;

(e)	An Event of Default under Section 13.1.13 of the 2005 Credit Agreement, due to the Material Adverse Effect (as defined in the 2005 Credit Agreement) on the Company resulting from the Accounting Issues or the Events of Default (or related Defaults) described in this Exhibit A.

2.	SPECIFIED EXISTING DEFAULTS UNDER THE NOTE PURCHASE AGREEMENTS.

(a)	The Event of Default under Section 11(b) of the 2002 Note Purchase Agreement with respect to the failure of the Company to make the payment of interest on the Existing 2002 Notes due on April 1, 2006;

(b)	The Events of Default under Sections 11(c) and 11(d) of the Note Purchase Agreements due to the Company’s failure to comply with the covenants set forth in Section 7.1(e) (solely with respect to any failure to notify the Noteholders of any Events of Default (or related Default) under the Note Purchase Agreements described in this Exhibit A) or 7.2 of the Note Purchase Agreements, in each case to the extent such failure to comply relates to the provision of inaccurate and/or misleading financial statements or financial information to the Noteholders (or the certification thereof by officers of the Company) or the failure to report any Event of Default under the Note Purchase Agreements resulting therefrom;

(c)	The Events of Default under Sections 11(c) and 11(d) of the Note Purchase Agreements due to the Company’s failure to comply with the covenants set forth in Section 7.1(b) and 7.2 (solely due to the failure of the Company to deliver the annual audited financial statements and the related compliance certificate for 2005 Fiscal Year within the required time period), 9.1 (solely to the extent such Event of Default is due to the failure of the Company to comply with the rules and regulations of the SEC by virtue of its failure to deliver its annual financial statements to the SEC for the 2005 Fiscal Year or providing financial statements to the SEC that are inaccurate or misleading), 10.1 (solely due to the failure of the Company to comply with such covenant on or prior to the Effective Date), 10.2 (solely due to the failure of the Company to comply with such covenant as of the end of any Fiscal Quarter of the Company ending prior to the Effective Date), 10.3, and 10.4 (solely due to the failure of the Company to comply with such covenant as of the end of any Fiscal Quarter of the Company ending prior to the Effective Date);

(d)	The Events of Default under Section 11(f) of the Note Purchase Agreements due to material misrepresentations made by the Company (i) under Sections 5.3, 5.5, 5.8(b) and under 5.15(a) of the 2005 Note Purchase Agreement, (ii) with respect to financial statements and other information furnished from time to time prior to the Effective Date in connection with the Note Purchase Agreements under Sections 4.3, 7.1(a), 7.1(b), 7.1(h) or 7.2 of the Note Purchase Agreements, (iii) in the certificates delivered to the Noteholders under Section 4.3 or 7.2 of the Note Purchase Agreements, in each case as such material misrepresentations relate to the provision of inaccurate and/or misleading financial statements or financial information to the Noteholders (or the certification thereof by officers of the Company) or the SEC or the existence as a result thereof (or the failure to disclose the existence as a result thereof) of (A) any Event of Default (or related Default) described above in this Exhibit A under the Note Purchase Agreements or (B) defaults or events of default under other the 2005 Credit Agreement or other agreements to which the Company is a party; and

Exhibit A-2

(e)	An Event of Default under Section 11(g) of the Note Purchase Agreements due to the existence of any Event of Default (or related Default) under the 2005 Credit Agreement described above in this Exhibit A or any event of default under the Receivables Sale Agreement.

Exhibit A-3

EXHIBIT B

SPECIFIED CONTINUING DEFAULTS

The Events of Default under (a) Section 13.1.5 of the 2005 Credit Agreement due to the Company’s failure to comply with Section 10.4(a) of the 2005 Credit Agreement and any future Event of Default under Section 13.1.6 of the 2005 Credit Agreement due to the representations and warranties in the certificate to be delivered under Section 12.2.2 of the 2005 Credit Agreement not being true, (b) Section 13.1.5 of the 2006 Credit Agreement due to the Company’s failure to comply with Section 10.4(a) of the 2006 Credit Agreement and any future Event of Default under Section 13.1.6 of the 2006 Credit Agreement due to the representations and warranties in the certificate to be delivered under Section 12.2.2 of the 2006 Credit Agreement not being true, and (c) the Event of Default under Section 11(d) of the Note Purchase Agreements due to the Company’s failure to comply with Section 9.1 of the Note Purchase Agreements, in each case, solely to the extent such Defaults or Events of Default are due to the failure of the Company to comply with the rules and regulations of the SEC by virtue of its failure to deliver financial statements to the SEC for the Fiscal Quarters of the Company ending April 1, 2006, July 1, 2006 and September 30, 2006 or due to the Company having provided financial statements to the SEC prior to the Effective Date that are inaccurate or misleading.

Exhibit B-1

EXHIBIT C

AMENDMENTS TO 2005 CREDIT AGREEMENT

1. Terms used but not defined in the 2005 Credit Agreement shall have the respective meanings ascribed thereto in Schedule 1 to the Waiver and Omnibus Amendment Agreement, dated as of May 2, 2006 by and among the Company, certain of its Subsidiaries, the Bank Lenders signatory thereto, the Bank Agent, the Existing Noteholders signatory thereto, the 2006 Lenders under the 2006 Credit Agreement, the 2006 Agent and LaSalle Bank Midwest National Association, as Collateral Agent, as amended, amended and restated, supplemented and otherwise in effect from time to time.

2. The following definition of the term “May 2006 Waiver Agreement” is added to Section 1.1 of the 2005 Credit Agreement in proper alphabetical order:

May 2006 Waiver Agreement means that certain Waiver and Omnibus Amendment Agreement, dated as of May 2, 2006 by and among the Company, certain of its Subsidiaries, the Lenders signatory thereto, the Bank Agent, the holders of the Senior Notes signatory thereto, the lenders under the 2006 Credit Agreement, the 2006 Agent and LaSalle Bank Midwest National Association, as Collateral Agent, as amended, amended and restated, supplemented and otherwise in effect from time to time.

3. The definition of the term “Commitment” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Commitment means, as to any Lender, such Lender’s commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement, in the respective amount for each Lender equal to such Lender’s Percentage of the Revolving Commitment. For the sake of greater clarity, Loans made by any Lender pursuant to Section 6.1.2 shall not count as usage of any Lender’s Commitment.

4. The definition of the term “Guaranty” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Guaranty means the Guaranty and Collateral Agreement, together with any joinders thereto and any other guaranty executed by a Guarantor, including without limitation the Guaranty and Collateral Agreement, in each case in form and substance satisfactory to the Administrative Agent.

Exhibit C-1

5. The definition of the term “Interest Period” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one month thereafter, which one-month period shall be required to be selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) the Company may not select any Interest Period for a Revolving Loan which would extend beyond (i) with respect to the Existing Bank Advances, the scheduled Termination Date or (ii) with respect to Superpriority Loan Advances, the Superpriority Advance Termination Date.

6. The definition of the term “L/C Fee Rate” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

L/C Fee Rate means, notwithstanding anything to the contrary in the definition of Applicable Margin or otherwise, with respect to any Letter of Credit that is a Superpriority Advance, 3.50%, and with respect to any other Letter of Credit Advance, 2.50%.

7. The following definition of the term “Lender Group’s Superpriority Advances Share” is added to Section 1.1 of the 2005 Credit Agreement in appropriate alphabetical order:

Lender Group’s Superpriority Advances Share means 58.675905217%.

Exhibit C-2

8. The definition of the term “Loan Documents” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Loan Documents means this Agreement, the Notes, the Guaranties, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the May 2006 Waiver Agreement, the Collateral Documents and all documents, instruments and agreements delivered in connection with the foregoing.

9. The following definition of the term “Percentage” is added to Section 1.1 of the 2005 Credit Agreement in proper alphabetical order:

Percentage means, with respect to any Lender, the corresponding percentage set forth below:

Lender	Percentage
LaSalle Bank Midwest National Association (f/k/a Standard Federal Bank, N.A.)	16.363636364%
Harris N.A.	14.545454545%
Bank of America, N.A.	10.909090909%
KeyBank National Association	10.909090909%
National City Bank of the Midwest	10.909090909%
Lloyds TSB Bank plc	10.909090909%
U.S. Bank National Association	8.181818182%
Comerica Bank	6.363636364%
Allied Irish Banks Plc	5.454545455%
Fifth Third Bank, Eastern Michigan	5.454545455%

TOTALS	100.000000000%

Exhibit C-3

10. The definition of the term “Pro Rata Share” set forth in Section 1.1 of the 2005 Credit Agreement is amended by adding the following sentence at the end thereof:

The Pro Rata Share of each Lender on the Superpriority Commitment Date is equal to such Lender’s Percentage.

11. The definition of the term “Required Lenders” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Required Lenders means, at any time, Lenders holding more than 50% of the Revolving Outstandings.

12. The following definition of the term “Revolving Availability” is added to Section 1.1 of the 2005 Credit Agreement in appropriate alphabetical order:

Revolving Availability means at the relevant time of reference thereto the maximum amount of Superpriority Advances under this Agreement which are permitted to be outstanding at such time pursuant to Section 2.1.3.

13. The definition of the term “Revolving Commitment” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Revolving Commitment means $32,858,506.92, as such amount may be permanently reduced from time to time pursuant to Section 6.1.1 or 13.2.

14. The definition of the term “Revolving Loan” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Revolving Loan means any loan made under this Agreement pursuant to Section 2.1.1 or 6.1.2, whether made prior to or after the Superpriority Commitment Date or the amendments pursuant to the May 2006 Waiver Agreement, and shall include without limitation all Loans that are Existing Bank Advances and all Loans that are Superpriority Loan Advances.

Exhibit C-4

15. The definition of the term “Revolving Outstandings” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, including without limitation all Revolving Loans pursuant to Section 6.1.2, plus (b) the Stated Amount of all Letters of Credit.

16. The following definition of the term “Superpriority Advance Termination Date” is added to Section 1.1 of the 2005 Credit Agreement in appropriate alphabetical order:

Superpriority Advance Termination Date means November 30, 2006 or such earlier date on which the Revolving Commitment is terminated pursuant to the terms of this Agreement and the May 2006 Waiver Agreement.

17. The following definition of the term “Superpriority Commitment Date” is added to Section 1.1 of the 2005 Credit Agreement in appropriate alphabetical order:

Superpriority Commitment Date means the Effective Date (as defined in the May 2006 Waiver Agreement).

18. The definition of the term “Termination Date” set forth in Section 1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

Termination Date means the earlier to occur of (a) January 31, 2010 or (b) such other date on which the Existing Bank Advances become due and payable pursuant to Section 13.

19. Section 2.1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

2.1.1 Revolving Loan Commitment after the Superpriority Commitment Date. Each Lender with a Commitment agrees to make loans on a revolving basis from time to time until the Superpriority Advance Termination Date in such Lender’s Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that the Superpriority Advances outstanding under this Agreement (which, with respect the Superpriority Advances that are Letters of Credit, will be based on the Stated Amount thereof) will not at any time exceed the lesser of (i) the Revolving Commitment and (ii) the Revolving Availability; but provided, further, that Loans made pursuant to Section 6.1.2 shall not count as usage against such limitation. No Revolving Loans shall be

Exhibit C-5

advanced and no Letters of Credit shall be issued hereunder after the Superpriority Advance Termination Date. For clarity, it is understood that no Existing Bank Advance that is repaid hereunder may be reborrowed.

20. Section 2.1.2 of the 2005 Credit Agreement is amended and restated to read in full as follows:

2.1.2 L/C Commitment. Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, together with the Existing Letters of Credit, a “Letter of Credit”), at the request of and for the account of the Company from time to time before the Superpriority Advance Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit (in addition to the participations purchased in all Letters of Credit issued under this Agreement prior to the Superpriority Commitment Date); provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time after the Superpriority Commitment Date exceed an amount equal to (i) $1,000,000, plus (ii) the Stated Amount of all Letters of Credit issued under this Agreement prior to the Superpriority Commitment Date and that remain outstanding on the Superpriority Commitment Date (such Letters of Credit, including any extensions, renewals or continuations thereof to the extent that the Stated Amount is not thereby increased, the “2005 Letters of Credit”), less (iii) the Stated Amount of any 2005 Letters of Credit that are terminated or expire without being extended, renewed or continued and without duplication, any reduction in the Stated Amount of any 2005 Letters of Credit, and (b) the Superpriority Advances outstanding under this Agreement (which, with respect the Superpriority Advances that are Letters of Credit, will be based on the Stated Amount thereof) shall not at any time exceed the lesser of (i) the Revolving Commitment or (ii) the Revolving Availability. For the sake of greater clarity, Loans deemed made by any Lender pursuant to Section 6.1.2 shall not count for purposes of the foregoing limitation. Notwithstanding anything herein to the contrary, each Existing Letter of Credit shall be deemed a Letter of Credit outstanding hereunder and issued on the Closing Date.

21. The following Section 2.1.3 is added to the 2005 Credit Agreement immediately following Section 2.2.2:

2.1.3 Lenders Superpriority Advances Limitation. Notwithstanding anything to the contrary, in no event shall the aggregate principal amount of Superpriority Advances (which, with respect to Superpriority Advances that are Letters of Credit, will be based on the Stated Amount thereof) outstanding hereunder at any time exceed (i) during any time from and including May 2, 2006 through and including June 2, 2006, $29,337,952.61, (ii) on June 3, 2006,

Exhibit C-6

$25,504,767.20, (iii) during any time from and including June 4, 2006 through and including July 1, 2006, $30,632,903.43, (iv) during any time from and including July 2, 2006 through and including September 29, 2006, $32,858,506.92, (v) during any time from and including September 30, 2006 through and including November 4, 2006, $23,492,151.97, (vi) during any time from and including November 5, 2006 through and including November 29, 2006, $13,330,545.46, and (vii) as of November 30, 2006 and at all times thereafter, $0. For the sake of greater clarity, Loans deemed made pursuant to Section 6.1.2 shall not be counted toward the limitation under this Section 2.1.3. For all purposes of this Agreement, Loans that are Existing Bank Advances which after the Superpriority Commitment Date are converted from one type of Loan to another type of Loan or are continued as the same type of Loan, in each case pursuant to Section 2.2.3, and Letters of Credit that are Existing Bank Advances which after the Superpriority Commitment Date are extended, renewed or continued, in each case shall continue to be considered Existing Bank Advances and shall not be treated as Superpriority Advances or Loans made or Letters of Credit issued on or after the Superpriority Commitment Date.

22. Section 2.2.2 of the 2005 Credit Agreement is amended and restated to read in full as follows:

2.2.2 Borrowing Procedures. The Company shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D or telephonic notice (followed promptly by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing, using reasonable efforts to limit the frequency of such proposed borrowings to no more than one a week, not later than 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Company on the requested borrowing date. Except as provided in Section 10.2(g)(y) of the May 2006 Waiver Agreement, each Base Rate borrowing shall be in an aggregate amount of at least $293,379.53 and an integral multiple of $58,675.91, and each LIBOR borrowing shall be in an aggregate amount of at least $2,933,795.26 and an integral multiple of $586,759.05. Each borrowing shall be on a Business Day.

Exhibit C-7

23. Section 2.2.3(a) of the 2005 Credit Agreement is amended and restated to read in full as follows:

(a) Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

(A) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $2,933,795.26 or a higher integral multiple of $586,759.05) into Loans of the other type; or

(B) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $2,933,795.26 or a higher integral multiple of $586,759.05) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $2,933,795.26 and an integral multiple of $586,759.05, in each case, determined in connection with any prepayment, conversion or continuation made under the 2006 Credit Agreement and subject to adjustment in the event any loans have been advanced by the Lenders pursuant to Section 6.1.2 and remain outstanding hereunder.

24. Notwithstanding anything to the contrary, the Company shall include with every Notice of Conversion/Continuation pursuant to Section 2.2.3, written notification to the Administrative Agent as to whether the relevant borrowing is an Existing Advance or a Superpriority Loan Advance.

25. Section 2.2.4 of the 2005 Credit Agreement is amended and restated to read in full as follows:

2.2.4 Swing Line Facility. [intentionally omitted]

; and the Credit Agreement shall no longer have a facility for Swing Line Loans.

26. Section 2.5 of the 2005 Credit Agreement is amended and restated to read in full as follows:

2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured

Exhibit C-8

Event of Default exists and has not been waived, whether temporarily or otherwise, except, with the consent of the Required Lenders, the nonexistence of such an unwaived Event of Default or Unmatured Event of Default shall not be a condition of any Lender making its Pro Rata Share of Loans or the Issuing Lender issuing Letters of Credit, so long as the aggregate principal amount of all such Loans and Letters of Credit (which with respect to Letters of Credit will be based on the Stated Amount thereof) is not greater than the least of (a) the unused amount of the Revolving Commitment, (b) the unused amount of the Revolving Availability, and (c) $2,933,795.26.

27. Section 3.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

3.1 Notes. The Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender’s Commitment prior to the May 2006 Waiver Agreement; provided that no Lender shall have any obligation hereunder to make or participate in any Superpriority Advances in excess of such Lender’s Commitment. As of the Superpriority Commitment Date, the Company hereby ratifies and confirms the continuing effect of the Notes with respect to all the Loans of each Lender, including without limitation the Loans that are Existing Bank Advances and the Superpriority Loan Advances of each Lender.

28. The provisions of Section 4 of the Credit Agreement are subject to the May 2006 Waiver Agreement.

29. Section 5.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

5.1 Non-Use Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Superpriority Advance Termination Date, at the Non-Use Fee Rate specified in the May 2006 Waiver Agreement of such Lender’s Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment; provided that a Defaulting Lender shall not be entitled to such non-use fee during any period it is a Defaulting Lender. For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of all Superpriority Advances then outstanding under this Agreement (which, with respect the Superpriority Advances that are Letters of Credit, will be based on the Stated Amount thereof). Such non-use fee shall be payable in arrears on the first day of each calendar quarter and on the Superpriority Advances Termination Date for any period then ending for which such non-use fee shall not have

Exhibit C-9

previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days. For the sake of greater clarity, Loans deemed made pursuant to Section 6.1.2 shall not be counted as usage of the Revolving Commitment. The provisions of this Section 5.1 are subject to the terms of the May 2006 Waiver Agreement.

30. Section 6.1.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

6.1.1 Voluntary Reduction or Termination of the Revolving Commitment. The Company may from time to time on at least five Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment to an amount not less than the sum of the Superpriority Advances outstanding under this Agreement (which, with respect the Superpriority Advances that are Letters of Credit, will be based on the Stated Amount thereof) and which reduction shall be equal to the Lender Group’s Superpriority Advances Share of the aggregate reductions in the Revolving Commitment made hereunder and under Section 6.1.1 of the 2006 Credit Agreement concurrently made herewith. Any such reduction shall be in an amount not less than $5,867,590.52 or a higher integral multiple of $2,933,795.26; provided, that at any time from and after September 30, 2006 and subject to compliance with the other requirements set forth in this Section 6.1.1, the Company can reduce the Revolving Commitment to an amount not less than the Revolving Availability. Concurrently with any reduction of the Revolving Commitment to zero, the Company shall pay all interest on the Superpriority Advances funded under this Agreement, all non-use fees and all letter of credit fees relating to Letters of Credit that were Superpriority Advances and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit that were Superpriority Advances. All reductions of the Revolving Commitment shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.

31. Section 6.1.2 of the 2005 Credit Agreement is amended and restated to read in full as follows:

6.1.2 Lender Funded Noteholder Superpriority Advance. In the event that (a) an Event of Default (as defined in the May 2006 Waiver Agreement) other than a Specified Default has occurred and has been waived by the Required Creditor Group, (b) all 2006 Lenders have refused or otherwise failed to fund their share of a requested Superpriority Loan Advance under the 2006 Credit Agreement that, but for such Event of Default, would otherwise be permitted thereunder (the “Refused Noteholder Superpriority Advance”) on the basis of the Event of Default (as defined in the May 2006 Waiver Agreement) subject of the waiver described in the foregoing clause (a), and (c) the Required Lenders in their sole discretion have approved the funding of all or any portion of such Refused Noteholder Superpriority Advance by the Lenders, then, notwithstanding

Exhibit C-10

anything to the contrary, the Lenders may, but shall have no obligation to, make all or any part of the Refused Noteholder Superpriority Advance available (any such portion or part of the Refused Noteholder Superpriority Advance so funded by the Lenders, a “Lender Funded Noteholder Superpriority Advance”). Each of the Lenders shall be given the opportunity to ratably participate in the requested Lender Funded Noteholder Superpriority Advance in accordance with procedures reasonably established for such purpose by the Administrative Agent, but no Lender shall have any obligation to do so, and if such pro rata participation does not result in the full amount of the Refused Noteholder Superpriority Advance being funded by the Lenders, then one or more existing Lenders agreeing to fund any shortfall may do so as determined by the Administrative Agent in accordance with procedures reasonably established for such purpose by the Administrative Agent. Fundings by the Lenders under this Section 6.1.2 shall be deemed Loans under this Agreement, Superpriority Loan Advances under the May 2006 Waiver Agreement and “Lender Superpriority Obligations” under the Intercreditor Agreement; provided that, notwithstanding anything to the contrary in this Agreement or any section heading, (a) such fundings shall not count as usage of the Revolver Commitment, the Revolving Availability or any Lender’s Commitment and (b) such fundings shall not be deemed to increase the Revolver Commitment, the Revolving Availability or any Lender’s Commitment.

32. Section 6.2.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

6.2.1 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that (i) the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment and (ii) such prepayments are not less than the Lender Group’s Superpriority Advances Share of all prepayments made hereunder and under Section 6.2.1 of the 2006 Credit Agreement made concurrently herewith. Any such partial prepayment shall be in an amount equal to $293,379.53 or a higher integral multiple of $58,675.91.

33. Section 6.2.2 of the 2005 Credit Agreement is amended and restated to read in full as follows:

6.2.2 Mandatory Prepayments. If on any day the outstanding Superpriority Advances (which, with respect the Superpriority Advances that are Letters of Credit, will be based on the Stated Amount thereof) exceed the lesser of (i) the Revolving Commitment or (ii) the Revolving Availability, the Company shall immediately prepay Superpriority Loan Advances and/or Cash Collateralize the outstanding Letters of Credit which are Superpriority Advances, or do a combination of the foregoing, in an amount

Exhibit C-11

sufficient to eliminate such excess. For the sake of greater clarity, outstanding Loans deemed made by any Lender pursuant to Section 6.1.2 shall not count for purposes of the foregoing calculation.

34. Section 6.3 of the 2005 Credit Agreement is amended and restated to read in full as follows:

6.3 Manner of Prepayments. Each voluntary partial prepayment shall be in a principal amount of the Lender Group’s Superpriority Advances Share of $500,000 or a higher integral multiple of the Lender Group’s Superpriority Advances Share of $100,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. Subject to the Intercreditor Agreement, except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Loans in direct order of Interest Period maturities.

35. Section 6.4 of the 2005 Credit Agreement is amended and restated to read in full as follows:

6.4 Repayments. Subject to the other terms and conditions of this Agreement, (a) all Superpriority Advances shall be paid in full and the Revolving Commitment shall terminate on the Superpriority Advance Termination Date and (b) all Existing Bank Advances shall be paid in full on the Termination Date.

36. Sections 9.4 and 9.5 of the 2005 Credit Agreement are amended and restated to read in full, respectively, as follows:

9.4 [intentionally omitted]

9.5 [intentionally omitted]

37. Section 9.6 of the 2005 Credit Agreement is amended and restated to read in full as follows:

9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company’s knowledge, threatened against any Loan Party which might

Exhibit C-12

reasonably be expected to have a Material Adverse Effect, except (i) with respect to the Accounting Issues (whether such litigation, arbitration or investigation now exists or hereafter commences) and (ii) as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 11.1.

38. Section 9.14 of the 2005 Credit Agreement is amended and restated to read in full as follows:

9.14 [intentionally omitted]

39. Section 9.18 of the 2005 Credit Agreement is amended and restated to read in full as follows:

9.18 Information. Subject to the waivers set forth in the May 2006 Waiver Agreement, all information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

40. The following two sentences are added to the end of Section 10.3(b) of the 2005 Credit Agreement:

The insurance requirements of the Collateral Documents supplement and are in addition to the requirements of this Section 10.3(b). Notwithstanding anything to the contrary, the Loan Parties shall comply with the insurance requirements of the Collateral Documents and, instead of the Administrative Agent, the Collateral Agent shall be named as loss payee and additional insured in accordance with the requirements of the Collateral Documents.

Exhibit C-13

41. Section 10.12 of the 2005 Credit Agreement is amended and restated to read in full as follows:

10.12 Additional Covenants. If at any time the Company or any other Loan Party shall enter into or be a party to any instrument or agreement with respect to any Debt which in the aggregate, together with any related Debt, exceeds $1,000,000, including all such instruments or agreements in existence as of the date hereof (other than the Obligations) and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Debt which includes financial covenants or the equivalent thereof not provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the Lenders. Thereupon, if the Required Creditor Group shall request, upon notice to the Company, the Company, the Lenders and the Administrative Agent shall enter into an amendment to this Agreement, any other Loan Document or an additional agreement (as the Required Lenders may request consistent with such request of the Required Creditor Group), providing for substantially the same financial covenants or the equivalent thereof, as those provided for in such instrument or agreement to the extent required and as may be selected by the Required Creditor Group. In addition to the foregoing, all covenants and defaults of the Senior Note Documents not provided for in this Agreement or more favorable to the holder or holders of the Senior Notes than those provided for in this Agreement, together with any related definitions, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall effect such covenants as incorporated herein.

42. Section 12.2.1 of the 2005 Credit Agreement is amended and restated to read in full as follows:

12.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, but subject to the waivers set forth in the May 2006 Waiver Agreement, the following statements shall be true and correct:

(a) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing without having been waived, whether temporarily or otherwise except, with the consent of the Required Lenders, with respect to borrowings and/or Letters of Credit in an aggregate principal amount not greater than the least of (i) the unused amount of the Revolving Commitment, (ii) the unused amount of the Revolving Availability, and (iii) $2,933,795.26.

Exhibit C-14

43. The following Section 12.2.3 is added to the 2005 Credit Agreement immediately following Section 12.2.2:

12.2.3 May 2006 Waiver Agreement Requirements. (a) All conditions precedent to the making of Superpriority Advances under the May 2006 Waiver Agreement and all other requirements of the May 2006 Waiver Agreement shall have been satisfied, except with respect to the condition that the 2006 Lenders be making their corresponding pro rata portion of advances under the 2006 Credit Agreement, (i) if such condition is waived by the Required Lenders (but subject to the limitation reflected in Sections 2.5 and 12.2.1(b)), (ii) with respect to Letters of Credit in an aggregate amount not exceeding $1,000,000 as contemplated by the May 2006 Waiver Agreement or (iii) as contemplated by Section 6.1.2, and (b) except as otherwise permitted under Section 10.1(a) of the May 2006 Waiver Agreement and Sections 2.5 and 12.2.1(b) of this Agreement, the Administrative Agent shall not have received written notice of the occurrence of an Event of Default (as defined in the May 2006 Waiver Agreement) at least one Business Day prior to the date such Loan is to be made or such Letter of Credit is to be issued and such default has not been waived in writing by the Required Creditor Group.

44. Section 13.1.2 of the 2005 Credit Agreement is amended and restated in full as follows:

13.1.2 Cross-Default and Non-Payment of Other Debt. (i) Any Event of Default (as defined in the 2002 Senior Note Agreement, the 2005 Senior Note Agreement or the 2006 Credit Agreement) shall occur under the 2002 Senior Note Agreement, the 2005 Senior Note Agreement or the 2006 Credit Agreement, as the case may be, or (ii) any default shall occur under the terms applicable to any other Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $5,000,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

Exhibit C-15

45. Section 13.1.5 of the 2005 Credit Agreement is amended and restated in full as follows:

13.1.5 Non-Compliance with May 2006 Waiver Agreement or other Loan Documents. (a) Default by any Loan Party in the performance of or compliance with any term of the May 2006 Waiver Agreement (including, without limitation, any exhibit thereto); or (b) the failure by any Loan Party to comply with or to perform any covenant set forth in Section 10.3(b), 10.5 or 10.9; or (c) the failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13, including without limitation clauses (a) and (b) of this Section 13.1.5) and continuance of such failure described in this clause (c) for 30 days.

46. Section 13.1.11 of the 2005 Credit Agreement is amended and restated in full as follows:

13.1.11 Invalidity, etc of Loan Document or Intercreditor Agreement.

(a) (i) Any Collateral Document shall cease to be in full force and effect for any reason whatsoever (other than in accordance with its terms) or shall be declared by any court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the grantor thereunder; (ii) the validity or enforceability of any Collateral Document against the grantor thereunder shall be contested by such grantor; (iii) any grantor under any Collateral Document shall default in the performance of any obligation under such Collateral Document or shall deny that it has any liability or obligation under, or shall contest the validity or enforceability of, such Collateral Document, or (iv) any Collateral Document shall fail or cease to create a valid and perfected and, except to the extent permitted by the terms of the May 2006 Waiver Agreement or such Collateral Document, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby, or (v) any Loan Party challenges the validity, perfection or priority of any such Lien; or

(b) the provisions of the Intercreditor Agreement governing priorities regarding any of the Collateral or any agreement or instrument governing priority with respect to any of any Collateral shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Noteholder shall contest in writing the validity or enforceability thereof or deny that it has any further liability or obligation thereunder (and such contest or denial is not withdrawn); or

(c) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

Exhibit C-16

47. Section 13.2 of the 2005 Credit Agreement is amended and restated in full as follows:

13.2 Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur in respect of the Company, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind. If any other Event of Default (other than an Event of Default described in Section 13.1.4) shall occur and be continuing, then the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Company shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect. Notwithstanding anything to the contrary in this Agreement, any and all rights and remedies of the Administrative Agent and the Lenders upon the occurrence of an Event of Default are subject to the applicable terms of the Intercreditor Agreement so long as it is in effect. No Lender shall take any action to foreclose, enforce or realize upon (judicially or non-judicially) Liens on any Collateral except through the Collateral Agent and in accordance with the terms of the Intercreditor Agreement. The Lenders further agree that all proceeds of any such foreclosure, enforcement or realization will be shared in accordance with the terms of the Intercreditor Agreement.

48. Section 15.1 of the 2005 Credit Agreement is amended and restated in full as follows:

15.1 Waiver; Amendments. No delay on the part of the Administrative Agent, the Collateral Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders

Exhibit C-17

having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for any payment of principal (excluding mandatory prepayments other than the mandatory prepayments due under Section 6.2.2) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (d) release any party from its obligations under the Guaranty or any other Collateral Documents (except as provided in the Intercreditor Agreement), change the definition of Required Lenders or any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of any Loan Document affecting the Collateral Agent in its capacity as such shall be amended, modified or waived without the consent of the Collateral Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document or any departure therefrom or any direction from the Lenders to the Administrative Agent, and, for purposes of determining the Required Lenders at any time, the Commitment and Revolving Outstandings of each Defaulting Lender shall be disregarded. Nothing in this Section 15.1 shall be deemed to negate or otherwise affect the requirements of Section 12.1 of the May 2006 Waiver Agreement or Section 6.4 of the Intercreditor Agreement.

49. Section 15.16 of the 2005 Credit Agreement is amended and restated in full as follows:

15.16 INDEMNIFICATION BY THE COMPANY. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE MAY 2006 WAIVER AGREEMENT BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS AND THE AGREEMENT TO PROVIDE THE COMMITMENTS PROVIDED HEREUNDER, THE COMPANY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”)

Exhibit C-18

FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.16 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY COLLATERAL, AND TERMINATION OF THIS AGREEMENT.

50. Schedules 9.6, 9.8, 9.16 and 9.17 attached to this Exhibit C are substituted for Schedules 9.6, 9.8, 9.16 and 9.17, respectively, attached to the 2005 Credit Agreement.

Exhibit C-19

EXHIBIT D

AMENDMENTS TO NOTE PURCHASE AGREEMENTS

A.	Amendments to each of the 2002 Note Purchase Agreement and the 2005 Note Purchase Agreement

1. Section 2.2 of the Note Purchase Agreements is hereby amended by (i) deleting the phrase “the Subsidiary Guaranty (the “Subsidiary Guaranty”), which shall be in substantially the same form attached hereto as Exhibit 2” and replacing it with “the Guaranty and Collateral Agreement.”

2. Section 8.1 of the Note Purchase Agreements is hereby amended by deleting the phrase “or any prepayment of the Notes pursuant to Section 10.6” in the first line of the second paragraph thereof.

3. Each reference to a “Note” in Section 8.6 of the Note Purchase Agreements is hereby replaced with a reference to “Fixed Rate Note”.

4. Section 9.3 of the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), and as otherwise required by the Collateral Documents, so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.”

5. Section 9.4 of the Note Purchase Agreements is hereby amended by deleting the reference to “Section 10.5” therein and replacing such reference with the following:

“Section 2.1(a) of Exhibit E to the May 2006 Waiver Agreement.”

6. Section 9.5 of the Note Purchase Agreements is hereby amended by deleting the reference to “Sections 10.6 and 10.7” therein and replacing such reference with the following:

“Section 2.1(c) of Exhibit E to the May 2006 Waiver Agreement.”

7. Section 9.6 of the Note Purchase Agreements is hereby deleted in its entirety.

8. Section 9.8 of the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 9.8. Notes to Rank Pari Passu with Secured Debt. The obligations of the Company with respect to the Notes are, and will at all times constitute, direct secured obligations of the Company ranking pari passu (subject to Section 4.1(a) of the Intercreditor Agreement) as against the assets of the Company with all other present and future secured Debt of the Company which is not expressed to be subordinate or junior in rank to any other secured Debt of the Company.”

Exhibit D-1

9. Section 11 of the Note Purchase Agreements is hereby amended as follows:

(a)	clause (b) thereof is hereby amended and restated in its entirety to read as follows:

“(b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or”

(b)	clause (c) thereof is hereby amended and restated in its entirety to read as follows:

“(c) the Company defaults in the performance of or compliance with any term of the May 2006 Waiver Agreement (including, without limitation, any exhibit thereto) or Section 9.2 or Section 9.5 hereof; or”

(c)	clause (d) thereof is hereby amended and restated in its entirety to read as follows:

“(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other Note Document and such default is not remedied within 30 days of the occurrence of such default; or”

(d)	clause (f) thereof is hereby amended and restated in its entirety to read as follows:

“(f) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in any Note Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or”

(e)	clause (g) thereof is hereby amended and restated in its entirety to read as follows:

“(g) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt under any Primary Loan Agreement (other than this Agreement) or any notes issued thereunder, or any other Debt (other than the Notes) that is outstanding in an aggregate principal amount of at least $5,000,000, in any such case beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt under any Primary Loan Agreement (other than this Agreement) or any notes issued thereunder, or on any other Debt (other than the Notes) in an aggregate outstanding principal amount of at least $5,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared to be (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt under any Primary Loan Agreement (other than this Agreement) or any notes issued thereunder, or any other Debt (other than the Notes), in any such case before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary to purchase or repay Debt under any Primary Loan Agreement (other than this Agreement) or any notes issued thereunder, or any other Debt (other than the Notes) in an aggregate outstanding principal amount of at least $5,000,000; or”

Exhibit D-2

(f)	clause (j) thereof is hereby amended and restated in its entirety to read as follows:

“(j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and any Subsidiary and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(g)	the following new clauses (l), (m), (n), (o), (p), (q) and (r) are hereby added immediately following clause (k) therein, each to read in its entirety as follows:

“(l) (i) any Collateral Document shall cease to be in full force and effect for any reason whatsoever (other than in accordance with its terms) or shall be declared by any court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the grantor thereunder, (ii) the validity or enforceability of any Collateral Document against the grantor thereunder shall be contested by such grantor, (iii) any grantor under any Collateral Document shall default in the performance of any obligation under such Collateral Document or shall deny that it has any liability or obligation under, or shall contest the validity or enforceability of, such Collateral Document, (iv) any Collateral Document shall fail or cease to create a valid and perfected and, except to the extent permitted by the terms of the May 2006 Waiver Agreement or such Collateral Document, first priority Lien in favor of the Collateral Agent for the benefit of the holders of Notes on any Collateral purported to be covered thereby, or (v) the Company or any Subsidiary challenges the validity, perfection or priority of any such Lien; or”

“(m) the provisions of the Intercreditor Agreement governing priorities regarding any of the Collateral or any agreement or instrument governing priority with respect to any of any Collateral shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Bank Lender or 2006 Lender shall contest in writing the validity or enforceability thereof or deny that it has any further liability or obligation thereunder (and such contest or denial is not withdrawn); or”

“(n) any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect; or the Company or any Subsidiary Guarantor or any other Person contests in any manner the validity or enforceability of any Note Document; or the Company or any Subsidiary Guarantor denies that it has any or further liability or obligation under any Note Document, or purports to revoke, terminate or rescind any Note Document; or”

“(o) the default in the payment when due, or in the performance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect; or”

“(p) any default occurs under the Receivables Sale Agreement that would permit the holder of the Debt thereunder to require the Company to repurchase Receivables (as defined in the Receivables Sale Agreement); or”

“(q) a Change of Control shall occur; or”

Exhibit D-3

“(r) the occurrence of any event having a Material Adverse Effect.”

10. Section 12.2 of the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at any time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise; provided however, that no holder of Notes shall take any action to foreclose, enforce or realize upon (judicially or non-judicially) their Liens on any Collateral except through the Collateral Agent and in accordance with the terms of the Intercreditor Agreement. The holders of Notes further agree that all proceeds of any such foreclosure, enforcement or realization will be shared in accordance with the terms of the Intercreditor Agreement.”

11. The first full paragraph of Section 13.2 of the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver not more than 5 Business Days following surrender of such Note, at the Company’s expense (except as provided below), one or more new Notes of the same type (fixed or floating rate) in exchange therefor (as requested by the holder thereof), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note surrendered. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $200,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $200,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.”

12. Section 13.3 of the Note Purchase Agreements is hereby amended as follows:

The phrase beginning “the Company at its own expense shall execute” is hereby amended and restated in its entirety to read as follows:

“the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same type (fixed or floating rate) as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.”

Exhibit D-4

13.	Section 15.1 of the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of one special counsel for the Purchasers and, if reasonably required, local or other counsel) incurred by the Purchasers and the holders of the Notes in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Note Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Note Document (including, without limitation, any such costs and expenses of the holders of Notes or any collateral agent acting on their behalf in connection with any enforcement of or realization against collateral securing the obligations of the Company and its Subsidiaries under the Note Documents) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Note Document, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Note Documents, and (c) the reasonable costs and expenses incurred in connection with the transactions contemplated by Section 2.1(c) and Section 3 of Exhibit E to the May 2006 Waiver Agreement. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers).”

14. Section 17.1 of the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders and in accordance with Section 12 of the May 2006 Waiver Agreement, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term as it is used in any such Section, will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.”

15. Section 17.2(a) of the Note Purchase Agreements is hereby amended by deleting the phrase “hereof or of the Notes” in the fifth line thereof and replacing it with “of the Note Documents”.

16.	Section 17.2(b) of the Note Purchase Agreements is hereby amended and restated in its entirety as follows:

“(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes or any holder of Other Senior Secured Debt (other than as set forth in Sections 8(1) and 9.2 of the May 2006 Waiver Agreement and the increases to the interest rates pursuant

Exhibit D-5

to Section 2 of Exhibit F thereof) as consideration for or as an inducement to entering into by such Person of any waiver or amendment of any of the terms and provisions of the Creditor Loan Documents, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of the Notes then outstanding even if such holder did not consent to such waiver or amendment.”

17. Section 20 of the Note Purchase Agreements is hereby amended by (i) deleting the reference to “Section 7.1” in the twelfth line thereof and replacing such reference with “Section 1.1 of Exhibit E to the May 2006 Waiver Agreement” and (ii) deleting the reference to “such Purchaser’s Notes and this Agreement” in the seventh line from the bottom of such Section and replacing such reference with “the Note Documents.”

18. Wherever the term “Make-Whole Amount” is used in the Note Purchase Agreements, other than in Section 8.6 thereof, it shall be deemed to be a reference to “LIBOR Breakage Amount” with respect to any Floating Rate Notes.

19. Each reference to “Subsidiary Guaranty” in the Note Purchase Agreements is hereby deleted and replaced with a reference to the “Guaranty and Collateral Agreement”, and the term “Subsidiary Guaranty” is hereby deleted from Schedule B to the Note Purchase Agreements.

20. Each reference to “Restricted Subsidiary”, “Significant Subsidiary” and “Unrestricted Subsidiary” in the Note Purchase Agreements is hereby deleted and replaced with a reference to “Subsidiary”, and the terms “Restricted Subsidiary”, “Significant Subsidiary” and “Unrestricted Subsidiary” are hereby deleted from Schedule B to the Note Purchase Agreements.

21. Each reference to “Wholly-Owned Restricted Subsidiary” in the Note Purchase Agreements is hereby deleted in its entirety and replaced with “Wholly-Owned Subsidiary”, and the term “Wholly-Owned Restricted Subsidiary” is hereby deleted from Schedule B to the Note Purchase Agreements.

22. Exhibit 2 to the Note Purchase Agreements (Form of Subsidiary Guaranty) is hereby deleted in its entirety.

23. Schedule B to the Note Purchase Agreements is hereby amended as follows:

(a) The terms “Bank Lenders”, “Capital Securities”, “Collateral”, “Collateral Agent”, “Collateral Documents”, “Creditor Loan Documents”, “Debt”, “Guaranty and Collateral Agreement”, “Intercreditor Agreement”, “Primary Loan Agreement”, “Receivables Sale Agreement”, “Secured Obligations”, “Subsidiary Guarantors”, “2005 Credit Agreement”, and “2006 Lenders”, are hereby added to Schedule B of each Note Purchase Agreement in their proper alphabetical order, and the definition of each such term shall read as follows:

“shall have the meaning ascribed to it in Schedule 1 to the May 2006 Waiver Agreement.”

(b) Each of the following terms is hereby either amended and restated, or added to Schedule B of each Note Purchase Agreements, as the case may be, in each case to appear in proper alphabetical order:

““Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or such directors or committee serving a similar function;

Exhibit D-6

(b) with respect to a limited liability company, the board of managers of the company or such managers or committee serving a similar function;

(c) with respect to a partnership, the board of directors of the general partner of the partnership; and

(d) with respect to any other Person, the managers, directors, trustees, board or committee of such Person or its owners serving a similar function.”

““Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Company or any Subsidiary, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the Capital Securities of the Company entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the Board of Directors cease to be composed of individuals (i) who were members of such Board of Directors on the first day of such period, (ii) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (iii) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such Board of Directors (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of such Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors); or

(c) the occurrence of any change of control or similar concept under any other Creditor Loan Document that causes or could cause an event of default or all obligations of the Company or any Subsidiary thereunder to be immediately due and payable.”

““LIBOR Breakage Amount” means any “Funding Losses” described in Section 8.4 of the 2005 Credit Agreement that are payable by the Company to a holder of Floating Rate Notes by operation of Section 1.2 of Exhibit F to the May 2006 Waiver Agreement.”

““Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to or any Subsidiary to perform its obligations under the Note Documents, or (c) the validity or enforceability of the Note Documents.”

Exhibit D-7

““May 2006 Waiver Agreement” means that certain Waiver and Omnibus Amendment Agreement dated as of May 2, 2006 by and among the Company, the Subsidiary Guarantors, the Collateral Agent, the holders of Notes, the holders of Other Senior Secured Debt and the Administrative Agents (as defined therein), as amended, restated or otherwise modified in accordance with the terms thereof.”

““Notes” means the Fixed Rate Notes and the Floating Rate Notes.”

““Other Senior Secured Debt” means the Debt of the Company and its Subsidiaries under the Creditor Loan Documents other than the Debt of the Company and its Subsidiaries under and in respect of the Note Documents.”

B.	Amendments to the 2002 Note Purchase Agreement

In addition to those amendments to the 2002 Note Purchase Agreement set forth in Section A of this Exhibit D, the 2002 Note Purchase Agreement is hereby further amended as follows:

1. Section 1 of the 2002 Note Purchase Agreement is hereby amended by deleting in its entirety the reference to “Exhibit 1” and replacing it with “Exhibits D-1 and D-3 to the May 2006 Waiver Agreement.”

2. Schedule B to the 2002 Note Purchase Agreement is hereby further amended by adding each of the following terms to such schedule, in each case to appear in proper alphabetical order:

““Fixed Rate Notes” shall have the same meaning as the term “2002 Fixed Rate Notes” as such term is defined in the May 2006 Waiver Agreement.”

““Floating Rate Notes” shall have the same meaning as the term “2002 Floating Rate Notes” as such term is defined in the May 2006 Waiver Agreement.”

““Note Documents” shall have the same meaning as the term “2002 Note Documents” as such term is defined in the May 2006 Waiver Agreement.”

C.	Amendments to the 2005 Note Purchase Agreement

In addition to those amendments to the 2005 Note Purchase Agreement set forth in Section A of this Exhibit D, the 2005 Note Purchase Agreement is hereby further amended as follows:

1. Section 1 of the 2005 Note Purchase Agreement is hereby amended by deleting in its entirety the reference to “Exhibit 1” and replacing it with “Exhibits D-2 and D-4 to the May 2006 Waiver Agreement.”

2. Schedule B to the 2005 Note Purchase Agreement is hereby further amended by adding each of the following terms to such schedule, in each case to appear in proper alphabetical order:

““Fixed Rate Notes” shall have the same meaning as the term “2005 Fixed Rate Notes” as such term is defined in the May 2006 Waiver Agreement.”

““Floating Rate Notes” shall have the same meaning as the term “2005 Floating Rate Notes” as such term is defined in the May 2006 Waiver Agreement.”

Exhibit D-8

““Note Documents” shall have the same meaning as the term “2005 Note Documents” as such term is defined in the May 2006 Waiver Agreement.”

Exhibit D-9

EXHIBIT D-1

[FORM OF FIXED RATE SENIOR SECURED NOTE DUE OCTOBER 1, 2012]

PROQUEST COMPANY

7.87% SENIOR SECURED NOTE DUE OCTOBER 1, 2012

No. R-[ ]	[Date]
$[ ]	PPN: 74346P B@ 0

FOR VALUE RECEIVED, the undersigned, PROQUEST COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                ] or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on October 1, 2012 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 7.87% per annum from the date hereof, payable monthly, on the 2nd day of each month, commencing on the 2nd day of the month next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid principal balance hereof and any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below) due and payable on demand at any time after the election by the Required Holders (as defined in the Note Purchase Agreement referred to below) to charge default interest in accordance with the terms of the May 2006 Waiver Agreement (as defined in the Note Purchase Agreement referred to below), and for so long as an Event of Default is continuing, at a rate per annum from time to time equal to the rate provided in Section 2.2(c) of Exhibit F to the May 2006 Waiver Agreement.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 7.87% Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 1, 2002, as amended or otherwise modified by each of (a) that certain First Amendment to Note Purchase Agreement dated as of January 31, 2005 and (b) the May 2006 Waiver Agreement (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Exhibit D-1-1

Pursuant to the Guaranty and Collateral Agreement (as defined in the Note Purchase Agreement), certain subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount if any, and interest on this Note and the performance by the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth therein.

The obligations of the Company under the Note Documents (as defined in the Note Purchase Agreement) are secured by liens on substantially all of the assets of the Company and its domestic subsidiaries pursuant to the terms of the Collateral Documents (as defined in the Note Purchase Agreement).

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PROQUEST COMPANY

By:

Name:
Title:

Exhibit D-1-2

EXHIBIT D-2

[FORM OF FIXED RATE SENIOR SECURED NOTE DUE JANUARY 31, 2015]

PROQUEST COMPANY

7.87% SENIOR SECURED NOTE DUE JANUARY 31, 2015

No. R-[ ]	[Date]
$[ ]	PPN: 74346P B# 8

FOR VALUE RECEIVED, the undersigned, PROQUEST COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                ] or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on January 31, 2015 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 7.87% per annum from the date hereof, payable monthly, on the 2nd day of each month, commencing on the 2nd day of the month next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the unpaid principal balance hereof and any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below) due and payable on demand at any time after the election by the Required Holders (as defined in the Note Purchase Agreement Referred to below) to charge default interest in accordance with the terms of the May 2006 Waiver Agreement (as defined in the Note Purchase Agreement referred to below) and for so long as an Event of Default is continuing, at a rate per annum from time to time equal to the rate provided in Section 2.2(d) of Exhibit F to the May 2006 Waiver Agreement.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of LaSalle Bank Midwest National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the 7.87% Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of January 31, 2005, as amended or otherwise modified by the May 2006 Waiver Agreement (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Exhibit D-2-1

Pursuant to the Guaranty and Collateral Agreement (as defined in the Note Purchase Agreement), certain subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount if any, and interest on this Note and the performance by the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth therein.

The obligations of the Company under the Note Documents (as defined in the Note Purchase Agreement) are secured by liens on substantially all of the assets of the Company and its domestic subsidiaries pursuant to the terms of the Collateral Documents (as defined in the Note Purchase Agreement).

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PROQUEST COMPANY

By:
Name:
Title:

Exhibit D-2-2

EXHIBIT D-3

[FORM OF FLOATING RATE SENIOR SECURED NOTE DUE OCTOBER 1, 2012]

PROQUEST COMPANY

FLOATING RATE SENIOR SECURED NOTE DUE OCTOBER 1, 2012

No. R-[ ]	[Date]
$[ ]	PPN: 74346P A# 9

FOR VALUE RECEIVED, the undersigned, PROQUEST COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ] or registered assigns, the principal sum of [                        ] DOLLARS (or so much thereof as shall not have been prepaid) on October 1, 2012 with interest (a) on the unpaid balance hereof at the rate per annum equal to the rate provided in Section 2.1(a) or 2.1(b), as applicable, of Exhibit F to the May 2006 Waiver Agreement (as defined in the Note Purchase Agreement referred to below) from the date hereof, payable in accordance with Section 2.3(b) of Exhibit F to the May 2006 Waiver Agreement, until the principal hereof shall have become due and payable, and (b) on the unpaid principal balance hereof and any LIBOR Breakage Amount (as defined in the Note Purchase Agreement referred to below) due and payable on demand at any time after the election by the Required Holders (as defined in the Note Purchase Agreement referred to below) to charge default interest in accordance with the terms of the May 2006 Waiver Agreement and for so long as an Event of Default is continuing, at a rate per annum from time to time equal to the rate provided in Section 2.2(c) of Exhibit F to the May 2006 Waiver Agreement.

Interest on this Note shall be computed for the actual number of days elapsed on the basis of a year of 360 days; provided that calculations of interest on this Note made by reference to the “Prime Rate” (as determined in accordance with Section 1.2(e) of Exhibit F to the May 2006 Waiver Agreement) will be made on the basis of a 365/366-day year and actual days elapsed.

Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Floating Rate Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 1, 2002, as amended by each of (a) that certain First Amendment to Note Purchase Agreement dated as of January 31, 2005 and (b) the May 2006 Waiver Agreement (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit D-3-1

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Guaranty and Collateral Agreement (as defined in the May 2006 Waiver Agreement), certain subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of and interest on this Note, the LIBOR Breakage Amount, if any, and the performance by the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth therein.

The obligations of the Company under the Note Documents (as defined in the Note Purchase Agreement) are secured by liens on substantially all of the assets of the Company and its domestic subsidiaries pursuant to the terms of the Collateral Documents (as defined in the Note Purchase Agreement).

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PROQUEST COMPANY

By:
Name:
Title:

Exhibit D-3-2

EXHIBIT D-4

[FORM OF FLOATING RATE SENIOR SECURED NOTE DUE JANUARY 31, 2015]

PROQUEST COMPANY

FLOATING RATE SENIOR SECURED NOTE DUE JANUARY 31, 2015

No. R-[ ]	[Date]
$[ ]	PPN: 74346P B* 2

FOR VALUE RECEIVED, the undersigned, PROQUEST COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                                ] or registered assigns, the principal sum of [                                         ] DOLLARS (or so much thereof as shall not have been prepaid) on January 31, 2015 with interest (a) on the unpaid balance hereof at the rate per annum equal to the rate provided in Section 2.1(a) or 2.1(b), as applicable, of Exhibit F to the May 2006 Waiver Agreement (as defined in the Note Purchase Agreement referred to below) from the date hereof, payable in accordance with Section 2.3(b) of Exhibit F to the May 2006 Waiver Agreement, until the principal hereof shall have become due and payable, and (b) on the unpaid principal balance hereof and any LIBOR Breakage Amount (as defined in the Note Purchase Agreement referred to below) due and payable on demand at any time after the election by the Required Holders (as defined in the Note Purchase Agreement referred to below) to charge default interest in accordance with the terms of the May 2006 Waiver Agreement and for so long as an Event of Default is continuing, at a rate per annum from time to time equal to the rate provided in Section 2.2(d) of Exhibit F to the May 2006 Waiver Agreement.

Interest on this Note shall be computed for the actual number of days elapsed on the basis of a year of 360 days; provided that calculations of interest on this Note made by reference to the “Prime Rate” (as determined in accordance with Section 1.2(e) of Exhibit F to the May 2006 Waiver Agreement) will be made on the basis of a 365/366-day year and actual days elapsed.

Payments of principal of, interest on and any LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of LaSalle Bank Midwest National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Floating Rate Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of January 31, 2005, as amended or otherwise modified by the May 2006 Waiver Agreement (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit D-4-1

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Guaranty and Collateral Agreement (as defined in the Note Purchase Agreement), certain subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of and interest on this Note, the LIBOR Breakage Amount, if any, and the performance by the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth therein.

The obligations of the Company under the Note Documents (as defined in the Note Purchase Agreement) are secured by liens on substantially all of the assets of the Company and its domestic subsidiaries pursuant to the terms of the Collateral Documents (as defined in the Note Purchase Agreement).

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

PROQUEST COMPANY

By:

Name:
Title:

Exhibit D-4-2

EXHIBIT E

ADDITIONAL COVENANTS OF THE COMPANY

Capitalized terms used but not defined in this Exhibit E shall have the meanings assigned to them in Schedule 1. Any references to a “Section” in this Exhibit E are references to a Section of this Exhibit E.

Section 1. Reporting Covenants.

Section 1.1 Financial and Business Information. The Company shall deliver to the Administrative Agents and each Creditor:

(a) Monthly Statements — within 30 days after the end of each Fiscal Month commencing with the Fiscal Month ending July 1, 2006, unaudited and internally prepared copies of:

(i) prior to the date the Company’s restated annual report for the 2005 Fiscal Year is filed with the SEC:

(A) consolidated statements of income of the Company and its Subsidiaries for such Fiscal Month and for the portion of the Fiscal Year ending with such Fiscal Month;

(B) consolidated statements of income of the Company’s “I&L” business unit for such Fiscal Month and for the portion of the Fiscal Year ending with such Fiscal Month;

(C) a consolidated balance sheet of each of the Company’s “PBS” and “Voyager” business units as at the end of such Fiscal Month;

(D) consolidated statements of income, changes in shareholders’ equity and cash flows of each of the Company’s “PBS” and “Voyager” business units for such Fiscal Month and for the portion of the Fiscal Year ending with such Fiscal Month; and

(E) a consolidated balance sheet of the Company’s “I&L” business unit as at the end of such Fiscal Month; and

(ii) after the date the Company’s restated annual report for the 2005 Fiscal Year is filed with the SEC:

(A) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Month;

(B) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Month and for the portion of the Fiscal Year ending with such Fiscal Month;

Exhibit E-1

(C) a consolidated balance sheet of each of the Company’s “PBS,” “Voyager” and “I&L” business units as at the end of such Fiscal Month; and

(D) consolidated statements of income, changes in shareholders’ equity and cash flows of each of the Company’s “PBS,” “Voyager” and “I&L” business units for such Fiscal Month and for the portion of the Fiscal Year ending with such Fiscal Month;

setting forth in each case (other than with respect to clause (i)(E) above) in comparative form the figures for the corresponding periods in the budget for such period, all (other than with respect to clause (i)(E) above) in reasonable detail, prepared in accordance with GAAP, and (i) certified by a Senior Financial Officer (other than with respect to the balance sheet of the Company’s “I&L” business unit described in Section 1.1(a)(i)(E)) as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to (1) changes resulting from normal, recurring year-end adjustments, (2) changes in revenue recognition or other changes in accounting policies or treatment that have been disclosed to the Creditors and (3) adjustments required by the SEC upon its review of the Company’s restated annual report for the 2005 Fiscal Year, and (ii) accompanied by a further certification of such Senior Financial Officer setting forth any changes in revenue recognition or other changes in accounting policies or treatment that have not previously been disclosed to the Creditors;

(b) [Intentionally omitted];

(c) Annual Statements — within 90 days after the end of each Fiscal Year of the Company (or such earlier date as the Company may be required to file its applicable annual report on Form 10-K under the rules and regulations of the SEC) other than with respect to the Fiscal Year ending December 31, 2005 (for which the below-listed financial statements shall be delivered on or prior to November 30, 2006), duplicate copies of,

(i) (A) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(B) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the budget for such Fiscal Year and the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, certified by such accountants without adverse reference to going concern value and without qualification (other than with respect to the financial statements for the 2005 Fiscal Year, which may include a going concern statement from such accountants relating to the terms of this Agreement), together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any of the provisions of Section 2.2 insofar as such provisions relate to accounting matters, or

Exhibit E-2

if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail; provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 1.1(c)(i); and

(ii) (A) a consolidating balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(B) consolidating statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year;

(d) Unaudited Financial Statements For the 2005 Fiscal Year — on or prior to August 31, 2006, the financial statements set forth Section 1.1(c) above, though internally prepared and unaudited, for the 2005 Fiscal Year of the Company, in each case prepared in accordance with GAAP and certified by a Senior Financial Officer as fairly presenting, in all material respects the financial position of the companies being reported on and their results of operations and cash flows as at the date of, or for the period set forth in, such financial statements subject to (i) changes in revenue recognition or other changes in accounting policies or treatment that have been disclosed to the Creditors and (ii) adjustments required by the SEC upon its review of the Company’s restated annual report for the 2005 Fiscal Year; and

(e) Weekly Cash Flow Projections and Reports — on each Wednesday of each calendar week commencing with the calendar week commencing Sunday, June 11, 2006, (i) rolling cash flow projections for the Company and its Subsidiaries for the next succeeding thirteen week period, and (ii) a statement of the accumulated cash receipts and cash disbursements of the Company and its Subsidiaries for the immediately preceding week, together with a report describing the differences between actual cash receipts and disbursements for such week and the cash receipts and disbursements set forth in the projections for such week most recently delivered under clause (i) above, in each case in form and detail reasonably satisfactory to the Required Creditor Group;

(f) Management Reports — promptly upon the request of the Bank Agent or any Creditor, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company after the Effective Date;

(g) SEC and Other Reports — in addition to the financial information provided pursuant to clauses (a) and (c) of this Section 1.1, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular, periodic or special report, each registration statement (without exhibits except as expressly requested by either of the Administrative Agents or any Creditor), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC containing information of a financial nature and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(h) Notice of Default or Event of Default — promptly, and in any event within two Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a

Exhibit E-3

claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(g) of the Note Purchase Agreements or Section 13.1.2 of either Credit Agreement, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(i) ERISA Matters — promptly, and in any event within two Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any Reportable Event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) Any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(j) Notices from Governmental Authorities — promptly, and in any event within five Business Days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(k) Litigation — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence thereof, notice of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Creditors which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;

(l) Material Change in Insurance — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence thereof, any cancellation or material change in any insurance maintained by the Company or any Subsidiary;

(m) Other Material Adverse Changes — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence thereof, any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect;

Exhibit E-4

(n) Refinancing Arrangements; Asset Sales — promptly upon the receipt thereof, copies of any signed commitment letters regarding arrangements with respect to the refinancing of the Company’s obligations under the Creditor Loan Documents and any letters of intent, purchase and sale agreements or other similar agreements involving the proposed sale of any assets of the Company or any Subsidiary having a Fair Market Value in excess of $2,000,000;

(o) Reports of Investigative Counsel and Forensic Accountants — promptly upon the receipt thereof and solely to the advisors to the Creditors, each report prepared by Skadden, Arps, Slate, Meagher & Flom LLP (together with any successor investigative counsel for the Company, the “Investigative Counsel”) or Deloitte Forensics (together with any successor forensic accountants for the Company, the “Forensic Accountants”) with respect to their investigations of the Accounting Issues, unless the Company (in good faith based on the opinion of outside counsel) determines that doing so would waive attorney-client privilege; provided, however any such report delivered to any Person other than the Company, its Subsidiaries or their attorneys or advisors shall be delivered to each of the Administrative Agents and each Creditor within two Business Days of delivery thereof to such Person; and

(p) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder or under any of the other Creditor Loan Documents as from time to time may be reasonably requested by either of the Administrative Agents or any Creditor.

Section 1.2. Officer’s Certificate; Management Discussion.

(a) Officer’s Certificate.

(i) Each set of financial statements delivered to the Administrative Agents and the Creditors pursuant to Section 1.1(a) or 1.1(c) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(A) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 2.2, during the fiscal period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

(B) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the fiscal period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Exhibit E-5

(ii) The Company shall also provide the certificate described in clause (a)(i) above within 30 days of the end of the Fiscal Months ending May 6, 2006 and June 3, 2006.

(b) Management Discussion. Each set of financial statements delivered to the Administrative Agents and the Creditors pursuant to Section 1.1(c) shall be accompanied by a written statement of the Company’s management setting forth a discussion of the Company’s financial condition, changes in financial condition and results of operations.

Section 1.3 Periodic Teleconferences.

(a) Periodic Teleconferences — no less frequently than once in each period of 12 calendar days, the Company shall conduct a teleconference with the Bank Agent, the Creditors and their respective attorneys and advisors; and

(b) Monthly Teleconference with Company Advisors — within 10 Business Days of the first day of each calendar month, the Company shall conduct the following teleconferences: (i) a teleconference with the Turnaround Consultant, the Company, the Creditors and the Creditors’ respective legal and financial advisors, and (ii) so long as the investigation into the Accounting Issues is ongoing, a teleconference with the Forensic Accountants, the Investigative Counsel, the Company and the Creditors’ respective legal and financial advisors;

in each case, to discuss the Company’s results of operations, the Accounting Issues and the results of the investigation into the Accounting Issues, subject to the confidentiality provisions of the Creditor Loan Documents (or any other confidentiality agreements to which the Company and any Creditor are parties), as modified by Section 1.4 below.

Section 1.4 Sharing of Information by Creditor Parties. Notwithstanding anything to the contrary in any other Creditor Loan Documents, the Creditor Parties shall be permitted to disclose any information relating to the Company and its Subsidiaries to any other Creditor Parties, their attorneys and advisors; including, without limitation, any information provided pursuant to the provisions of this Section 1.

Section 2. Negative and Financial Covenants.

Section 2.1 Negative Covenants. The Company covenants and agrees that it will not, and will not permit any Subsidiary to:

(a) Liens. Directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(i) Liens securing the Secured Obligations;

(ii) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(iii) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not

Exhibit E-6

overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(iv) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(v) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

(vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(vii) Liens securing judgments for the payment of money not constituting an Event of Default under Section 13.1.8 of either of the Credit Agreements or Section 11(j) of the Note Purchase Agreements or securing appeal or other surety bonds related to such judgments;

(viii) Liens securing existing Debt permitted under Section 2.1(b)(ii); and

(ix) Liens securing Debt permitted under Section 2.1(b)(iii), provided that (A) such Liens do not at any time encumber any property other than the property financed by such Debt and (B) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

(b) Debt. Directly or indirectly, create, incur, assume or permit to exist any Debt; except:

(i) Debt under the Creditor Loan Documents;

(ii) other Debt in the aggregate amount outstanding (for each such item of Debt) on the date hereof;

(iii) Debt incurred after the Effective Date in respect of Capital Leases and purchase money obligations for fixed or capital assets so long as the Liens securing such Debt are permitted under Section 2(a)(ix); provided that (A) the aggregate amount of all such Debt shall not exceed $5,000,000 at any time and (B) at the time of incurrence of such Debt, no Default or Event of Default exists or would result therefrom; and

(iv) obligations that are classified on the Effective Date as operating leases that are reclassified as Capital Leases as a result of the restatement of the Company’s financial statements for the 2005 Fiscal Year.

(c) Mergers; Consolidations; Acquisitions; Dispositions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the Company or any of its Subsidiaries, or acquire the assets of any Person, or liquidate, wind up or dissolve

Exhibit E-7

itself (or suffer any liquidation or dissolution), or make any Dispositions (except for (i) Dispositions of inventory or obsolete or worn out property, in each case in the ordinary course of business, and (ii) other Dispositions of assets with a book value not to exceed $1,000,000 in the aggregate unless otherwise permitted by the Required Creditor Group), or enter into any agreement to do any of the foregoing, except that any Subsidiary may merge into or consolidate with the Company or any one or more Subsidiaries or transfer all or substantially all of its assets to the Company or any one or more Subsidiaries; provided that in any such transaction involving the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall be the continuing or surviving Person or the assignee in such transfer.

(d) Restricted Payments. Make any Restricted Payments except that:

(i) each Subsidiary may make Restricted Payments to the Company and to Wholly-Owned Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-Owned Subsidiary, to the Company and any Subsidiary and to each other owner of Capital Securities of such Subsidiary on a pro rata basis based on their relative ownership interests); and

(ii) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Capital Securities of such Person.

(e) Restricted Investments. Make any Investments except:

(i) Investments held by the Company or such Subsidiary in the form of cash equivalents;

(ii) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(iii) Investments of the Company or any Subsidiary in any other Subsidiary (other than a Foreign Subsidiary) or the Company;

(iv) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

(v) other Investments of the Company existing on the date hereof and listed on Schedule 7(g).

(f) Settling of Claims and Debts. Settle, sell, compromise and/or discount (i) any loans made to any officers, directors or employees of the Company or any Subsidiary or (ii) any other claim or Debt owing to the Company or any Subsidiary except (A) as permitted under Section 2.1(e)(iv) and (B) to the extent not permitted under Section 2.1(e)(iv), claims or Debts owing to any one or more of them in an aggregate amount not to exceed $2,000,000.

(g) Employee Compensation Arrangements.

(i) Except as permitted under clause (ii) below, modify the terms of the Key Employee Retention Plan or any other employment or compensation arrangement with any Key Employee or enter into any new employment or compensation arrangement (including, without limitation, any retention agreement) with any Key Employee;

Exhibit E-8

(ii) Pay any bonuses, advances on commissions, severance or any other contingent compensation (or set aside any amount thereof for later payment) or make any retention payment as consideration for remaining with the Company or any Subsidiary to, any Key Employee (A) prior to entering into the compensation agreements described in the definition of “Key Employee Retention Plan”, (B) after the effectiveness of such agreements, to any Key Employee other than as provided in the Key Employee Retention Plan, and (C) except for any such payments provided for under the Existing Benefit Programs, provided that no compensation agreement described in clause (A) above shall be entered into with any Key Employee described in clause (iii) below until such time as the board of directors of the Company has determined that such Key Employee did not knowingly participate in the accounting irregularities that are the subject of the Accounting Issues;

(iii) Make any payment in respect of the annual Financial Bonus Plan for Fiscal Year 2005 to any Key Employee that is being investigated by the Investigative Counsel in connection with the accounting irregularities that are the subject of the Accounting Issues until such investigation has been completed and the board of directors of the Company has determined that such Key Employee did not knowingly participate in such accounting irregularities;

(iv) Make any retention payment or enter into any agreement to make any such payment to any employee who is not a Key Employee as consideration for such person remaining with the Company or any Subsidiary other than in accordance with the Other Employee Retention Plan; or

(v) Make any “excess parachute payment” (as defined under section 280G(b) of the Code) that is not deductible under section 280G of the Code or that results in an obligation to make a gross-up payment for excise taxes under section 4999 of the Code.

(h) Payment of Debt. Repay or prepay any Debt except for (A) the repayment or prepayment of Debt under and in compliance with this Agreement and the other Credit Loan Documents and (B) the regularly scheduled repayment of Debt permitted under Section 2.1(b), in accordance with the terms and provisions of the documents governing such Debt as in effect on the date hereof or in effect when such Debt was created in accordance herewith.

(i) Payment of Fees or Compensation to Other Holders of Debt. Pay any fees or compensation to any holder of Debt not required as of the date hereof without the prior written consent of the Required Creditor Group other than to the Creditor Parties in accordance with the terms of this Agreement and the Creditor Loan Documents.

(j) Settlement of Litigation. Settle or otherwise compromise or make any other similar payment with respect to any litigation or threatened litigation in connection with the Accounting Issues or otherwise (except to the extent covered by insurance and paid from the proceeds thereof), for an amount, whether individually or in the aggregate, in excess of $2,000,000.

(k) Amendment of Other Agreements Respecting Debt. Enter into any amendment, waiver or other modification of (i) any agreements (other than the Creditor Loan Documents) with respect to Debt of the Company or any Subsidiary, without the prior written consent of the Required Creditor Group if such amendment or modification, directly or indirectly increases the

Exhibit E-9

interest rate, fees or other compensation payable to the holder of such Debt, shortens the maturity or requires any other payment with respect to such Debt to be due on a date sooner than required under the terms thereof (as in effect on the date hereof or on the date the agreement governing such Debt is entered into in accordance with the terms hereof), or makes any other term (taken as a whole) governing such Debt more restrictive on the Company or such Subsidiary, and (ii) in the case of the Company, any of the terms of the Receivables Sale Agreement which would adversely affect the interests of the Creditors in any material respect; provided that the foregoing shall not prohibit the Company from terminating the Receivables Sale Agreement.

(l) Amendments of Organizational Documents. Amend or modify the charter, by-laws or other organizational documents of the Company or any Subsidiary in any way which could reasonably be expected to materially adversely affect the interests of any of the Creditors.

(m) Transactions with Affiliates. Enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

(n) Prohibition on Certain Contracts. Enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

(o) Restrictive Agreements. Enter into any agreement containing any provision which would (i) be violated or breached by any borrowing by the Company under any Creditor Loan Document or by the Company or any Subsidiary of any of its obligations hereunder or under any other Creditor Loan Document, (ii) prohibit the Company or any Subsidiary from granting to the Collateral Agent, for the benefit of the Creditors, a Lien on any of its assets, (iii) in any way restrict or limit the ability of the Company or any Subsidiary to amend, modify, supplement or otherwise alter the terms applicable to the Secured Obligations or the Creditor Loan Documents (other than as set forth herein and in the Intercreditor Agreement), or (iv) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (A) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (B) make loans or advances to the Company or any Subsidiary, (C) guarantee any of the Secured Obligations or (D) transfer any of its assets or properties to the Company or any Subsidiary, other than (1) any such restrictions contained in the Creditor Loan Documents, (2) restrictions or conditions imposed by any agreement relating to Debt permitted under Section 2.1(b) if such restrictions or conditions apply only to the property or assets securing such Debt, and (3) customary provisions in leases and other contracts restricting the assignment thereof entered into in the ordinary course of business consistent with past practices of the Company or such Subsidiary.

(p) Line of Business. Engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

(q) Fiscal Periods. Change its fiscal year or any fiscal quarter or fiscal month such that it does not comply with the definition of Fiscal Year, Fiscal Quarter and Fiscal Month, respectively, set forth in Schedule 1.

(r) Issuance of Capital Securities. Issue any Capital Securities other than (i) any issuance of shares of the Company’s common Capital Securities pursuant to any employee or

Exhibit E-10

director option program, benefit plan or compensation program or (ii) any issuance of Capital Securities by a Subsidiary to the Company or another Subsidiary in accordance with Section 2.1(d).

Section 2.2 Financial Covenants.

(a) Minimum EBITDA. The Company will not permit EBITDA for any period described in the table below to be less than the amount set forth opposite such period in the table:

Period	Amount
January 1, 2006 though and including July 1, 2006	$19,145,444
January 1, 2006 though and including August 5, 2006	$31,669,635
January 1, 2006 though and including September 2, 2006	$41,163,005
January 1, 2006 though and including September 30, 2006	$66,521,707
January 1, 2006 though and including November 4, 2006	$82,470,584
January 1, 2006 though and including December 2, 2006	$97,452,556
January 1, 2006 though and including December 30, 2006, and any period of twelve consecutive Fiscal Months ending thereafter	$109,417,740

(b) Maximum Capital Expenditures. The Company will not permit Capital Expenditures to be made by the Company and its Subsidiaries during any period described in the table below in an aggregate amount greater than the amount set forth opposite such period in the table:

Period	Amount
January 1, 2006 though and including May 6, 2006	$26,325,573
January 1, 2006 though and including June 3, 2006	$31,434,880
January 1, 2006 though and including July 1, 2006	$36,411,949
January 1, 2006 though and including August 5, 2006	$41,251,463
January 1, 2006 though and including September 2, 2006	$46,114,734
January 1, 2006 though and including September 30, 2006	$50,825,335
January 1, 2006 though and including November 4, 2006	$55,478,363
January 1, 2006 though and including December 30, 2006, and any period of twelve consecutive Fiscal Months ending thereafter	$58,936,372

Exhibit E-11

Section 3. Collateral Covenants.

Section 3.1 Additional Subsidiaries. The Company will cause all Domestic Subsidiaries (other than any Domestic Subsidiary owned by a Foreign Subsidiary) to enter into the Guaranty and Collateral Agreement. In the case of any Subsidiary which becomes a Subsidiary Guarantor after the Effective Date, the Company will cause such Subsidiary to deliver to the Bank Agent and each Creditor the following items:

(a) a joinder agreement in respect of the Guaranty and Collateral Agreement;

(b) a due diligence certificate (in the form of the due diligence certificate delivered by each Subsidiary on the Effective Date);

(c) a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.2, 5.4, 5.6 and 5.7 of the Note Purchase Agreements, with respect to such Subsidiary, the Guaranty and Collateral Agreement and each other Collateral Document entered into by such Subsidiary;

(d) such additional Collateral Documents and other agreements, documents and instruments related thereto (including, without limitation, Collateral Access Agreements), necessary to grant a first priority (subject to Liens permitted under the Creditor Loan Documents) perfected Lien on all of the assets of such Subsidiary, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Creditor Group and similar to those required to be provided by other Subsidiary Guarantors; provided, however that the Company and its Subsidiaries shall not be required to pledge greater than 65% of the voting Capital Securities of any Foreign Subsidiary owned by it, if doing so would cause a material adverse tax consequence for the Company or any Subsidiary;

(e) all original instruments payable to it (including, without limitation, any such instruments evidencing intercompany loans and or other advances made by such Subsidiary) with any endorsements thereto required by the Collateral Agent; and

(f) such certificates, legal opinions, lien searches, organizational and other charter documents, resolutions and other documents and agreements as the Collateral Agent, the Required Bank Lenders or the Required Greater Noteholder Group may reasonably request in connection therewith and similar to those required to be provided by other Subsidiary Guarantors.

Section 3.2 Loans to Foreign Subsidiaries. The Company shall, promptly upon the making of any intercompany loan from the Company or any Domestic Subsidiary to any Foreign Subsidiary after the Effective Date, cause (i) such loan to be evidenced by a promissory note, (ii) such loan to be secured by a Lien on all of the assets of such Foreign Subsidiary pursuant to appropriate security documents, and (iii) such note to be pledged to the Collateral Agent and the rights of the Company or such Subsidiary under such security documents to be collaterally assigned to the Collateral Agent, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Required Creditor Group.

Exhibit E-12

Section 3.3 Forwarding of Cash to Cash Collateral Account. On every Friday, commencing Friday, December 1, 2006, the Company will, and will cause each Subsidiary Guarantor to, liquidate all cash equivalents and forward all cash of the Company and the Subsidiary Guarantors in excess of $5,000,000 in the aggregate to the Cash Collateral Account.

Section 3.4 After Acquired Real Estate. Upon the acquisition by the Company or any Subsidiary after the date hereof of any fee interest in any Real Estate (wherever located) (each such interest being an “After Acquired Property”) with a Current Value (as defined below) in excess of $500,000, the Company shall immediately so notify the Collateral Agent and each Creditor, setting forth with specificity a description of the interest acquired, the location of the Real Estate, any structures or improvements thereon and either an appraisal or the Company’s good-faith estimate of the current value of such Real Estate (the “Current Value”). The Collateral Agent shall notify the Company whether it intends to require a Mortgage and the other documents referred to below. Upon receipt of such notice requesting a Mortgage, the Company or Subsidiary which has acquired such After Acquired Property shall promptly furnish to the Collateral Agent (with copies to each Creditor) the following, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Creditor Group: (i) a Mortgage with respect to such Real Estate, duly executed by the Company or such Subsidiary and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, the Required Bank Lenders or the Required Greater Noteholder Group, desirable, or such other actions as are necessary to, create and perfect a valid and enforceable first priority (subject to Liens permitted under the terms of the Creditor Loan Documents) Lien on the property purported to be covered thereby in favor of the Collateral Agent, or to otherwise protect the rights of the Collateral Agent and the Creditors thereunder, (iii) in the case of any property located in the United States, (A) a Title Insurance Policy, and (B) a survey of such Real Estate, and (iv) such other documents or instruments (including opinions of counsel) as the Collateral Agent, the Required Bank Lenders or the Required Greater Noteholder Group may reasonably require. The Company shall pay all fees and expenses, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, incurred in complying with this Section 3.4.

Section 3.5 Post Effective-Date Obligations and Deliveries.

(a) The Company shall use commercially reasonable efforts to do each of the following on or prior to June 15, 2006 (with any documents listed below or entered into in accordance with the provisions below being in form and substance reasonably satisfactory to the Collateral Agent and the Required Creditor Group):

(i) deliver a Mortgage and each of the other items set forth in Section 3.4 above, with respect to any Real Estate owned by the Company or any Subsidiary with a Current Value in excess of $500,000;

(ii) deliver Collateral Access Agreements with respect to such locations and from such landlords, warehouseman and other Persons reasonably required by the Collateral Agent, the Required Bank Lenders or the Required Greater Noteholder Group;

(iii) deliver deposit account control agreements and securities account control agreements with respect to such accounts as are reasonably required by the Collateral Agent, the Required Bank Lenders or the Required Greater Noteholder Group;

(iv) deliver pledges of the voting Capital Securities of each material Foreign Subsidiary (as determined in the reasonable judgment of the Collateral Agent, the Required Bank Lenders and the Required Greater Noteholder Group) owned by the Company and each Subsidiary (subject to the limitations set forth in Section 3.1(d) above), together with opinions of foreign counsel of recognized international standing with respect thereto;

Exhibit E-13

(v) deliver consents of the licensors under material license agreements (as determined in the reasonable judgment of the Collateral Agent, the Required Bank Lenders and the Required Greater Noteholder Group) to which the Company or any Subsidiary Guarantor is a party reasonably required by the Collateral Agent, the Required Bank Lenders and the Required Greater Noteholder Group;

(vi) deliver good standing certificates for each Subsidiary Guarantor for which such certificates were not delivered on the Effective Date; and

(vii) either (A) cause constitutive documents to be adopted for each Subsidiary Guarantor for which such documents were not delivered to the Creditors on the Effective Date, or (B) cause the dissolution of such Subsidiary Guarantor, and deliver an opinion of counsel with respect to the due authorization, execution and delivery of the Waiver Documents to which any Subsidiary Guarantor described in clause (A) is a party in substantially the form delivered to the Creditors on the Effective Date.

(b) on or prior to November 30, 2006, the Company shall enter into a cash collateral agreement (as amended, restated or otherwise modified from time to time, the “Cash Collateral Agreement”) with LaSalle Bank Midwest National Association, in its capacity as Collateral Agent for the Creditor Parties, with respect to an account (the “Cash Collateral Account”) with LaSalle Bank Midwest Association, into which will be deposited, on a weekly basis, all cash and cash equivalents of the Company and the Subsidiary Guarantors (in accordance with Section 3.3 above, which Cash Collateral Agreement shall provide that all amounts in such account will be permitted to be withdrawn only if (A) such cash is for working capital purposes to be used within one week of the date withdrawn, (B) the need for such cash is consistent with the most recent 13-week rolling cash flow statement delivered by the Company under Section 1.1(e) of Exhibit E hereto (as adjusted for any sales of businesses by the Company and its Subsidiaries), (C) no Default or Event of Default (other than Specified Defaults) exists and is continuing on the date of such withdrawal, and (D) all of the representations and warranties made by the Company and its Subsidiaries in the Creditor Loan Documents are true and correct on the date of such withdrawal as if made on and as of the date of such withdrawal, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date, and which Cash Collateral Agreement shall be in form and substance reasonably satisfactory to the Collateral Agent and the Required Creditor Group.

Exhibit E-14

EXHIBIT F

MODIFICATIONS OF INTEREST RATE AND PAYMENT TERMS

Capitalized terms used but not defined in this Exhibit F shall have the meanings assigned to them in Schedule 1. Any references to a “Section” in this Exhibit F are references to a Section of this Exhibit F.

Section	1. Terms Applicable to Floating Rate Notes.

Section 1.1 Floating Rate Election. Each Noteholder has the option to have its Notes bear interest at a floating rate in accordance with the terms set forth in Section 1.2 below. Such option shall be exercisable by delivery of written notice to the Company at least one Business Day prior to the Effective Date which notice may be given via email by counsel to such Noteholder. This option may be exercised only once and, once made, shall be irrevocable. Such election having been so made, the Notes of such Noteholder (each, a “Floating Rate Noteholder”) shall bear interest from and after the Effective Date in accordance with the terms of Section 1.2 below.

Section 1.2 Terms Governing Floating Rate Notes. The provisions of each of Sections 2.2.1 and 2.2.3 (Loan Procedures), 2.5 (Certain Conditions), 3.2 (Recordkeeping), 4 (Interest) and 8 (Increased Costs; Special Provisions for LIBOR Loans) of the 2005 Credit Agreement and the related defined terms used therein in each case, as and to the extent modified or superseded by the terms of this Agreement (including, without limitation, the provisions of Exhibit C (but expressly excluding Section 26 of such Exhibit) and this Exhibit F), shall govern the terms of the Floating Rate Notes, and such provisions (and related defined terms) are hereby incorporated by reference into this Agreement as if fully set forth herein; provided however that in connection with each Floating Rate Note:

(a) each reference to a “Loan” or “Loans” in such provisions and defined terms shall be deemed to be a reference to the principal balance of a Floating Rate Note or (collectively) the Floating Rate Notes, respectively;

(b) each reference to a “Base Rate Loan” or “LIBOR Loan” in such provisions and defined terms shall be deemed to be a reference to a Floating Rate Note bearing interest at the “Base Rate” or “LIBOR Rate” (as such terms are defined in the 2005 Credit Agreement), respectively;

(c) each reference to an “Unmatured Event of Default” or an “Event of Default” in such Sections of the 2005 Credit Agreement (including, without limitation, as set forth in Section 2.5 thereof) shall, with respect to each Floating Rate Note, be deemed to be references to a Default or Event of Default under the Note Purchase Agreement under which such Floating Rate Note was issued;

(d) except as set forth in clause (e) below, each reference to the “Administrative Agent” in such provisions and defined terms shall be deemed to be a reference to the Floating Rate Noteholders, collectively, and each reference to a “Lender” shall be deemed to be a reference to each Floating Rate Noteholder; provided, however that any determination to be made in such provisions at the discretion of the Bank Agent (except as set forth in clause (e) below) or the “Required Lenders” under the 2005 Credit Agreement shall be made by the Required Floating Rate Noteholders, and provided further that no Floating Rate Noteholder shall have any duty to notify any other Floating Rate Noteholders of any notice of conversion or perform any other administrative duty with respect to the administration of the Floating Rate Notes for any other Floating Rate Noteholder;

Exhibit F-1

(e) the references to the “Administrative Agent” in the definition of “Prime Rate” in the 2005 Credit Agreement shall continue to refer to the Bank Agent (so that the “Prime Rate” shall be determined with reference to the rate of interest publicly announced by the Bank Agent as its prime rate); and

(f) for the avoidance of doubt, the Company shall not be permitted to choose different interest rate options for different Floating Rate Notes.

Section	2. Interest.

Section 2.1 Interest Rates. Except as provided in Section 2.2 below, from and after the Effective Date:

(a) each Existing Bank Advance and each Floating Rate Note which are Base Rate Loans shall bear interest at the rate of one percent (1%) per annum above the Base Rate;

(b) each Existing Bank Advance and each Floating Rate Note which are LIBOR Loans shall bear interest at the rate for the applicable Interest Period of two and one-half percent (2.50%) per annum above the LIBOR Rate determined for such Interest Period;

(c) each Superpriority Loan Advance which is a Base Rate Loan shall bear interest at the rate of two percent (2%) per annum above the Base Rate;

(d) each Superpriority Loan Advance which is a LIBOR Loan shall bear interest at the rate for the applicable Interest Period of three and one-half of one percent (3.50%) per annum above the LIBOR Rate determined for such Interest Period; and

(e) each Fixed Rate Note shall bear interest at a rate of seven and eighty-seven one hundredths percent (7.87%) per annum.

Section 2.2 Default Rates. At any time that an Event of Default exists:

(a) under the 2005 Credit Agreement, upon the request of the Required Bank Lenders, the rate of interest applicable to each Loan thereunder shall be increased by 2%;

(b) under the 2006 Credit Agreement, upon the request of the Required 2006 Lenders, the rate of interest applicable to each Loan thereunder shall be increased by 2%;

(c) under the 2002 Note Purchase Agreement, upon the request of the Required 2002 Noteholders (i) the rate of interest applicable to each 2002 Fixed Rate Note shall be increased to the rate per annum equal to the greater of (A) 9.87% or (B) 2% over the rate of interest publicly announced by LaSalle Bank Midwest National Association from time to time in New York, New York as its “base” or “prime” rate, and (ii) the rate of interest applicable to each 2002 Floating Rate Note shall be increased by 2%; and

(d) under the 2005 Note Purchase Agreement, upon the request of the Required 2005 Noteholders, (i) the rate of interest applicable to each 2005 Fixed Rate Note shall be increased to the rate per annum equal to the greater of (A) 9.87% or (B) 2% over the rate of interest publicly announced by LaSalle Bank Midwest National Association from time to time in New York, New York as its “base” or “prime” rate, and (ii) the rate of interest applicable to each 2005 Floating Rate Note shall be increased by 2%.

Exhibit F-2

Section 2.3 Monthly Payment of Interest.

The Company promises to pay:

(a) interest on each Base Rate Loan, each Floating Rate Note bearing interest with reference to the Base Rate and each Fixed Rate Note in arrears monthly on the 2nd day of each month, commencing June 2, 2006; and

(b) interest on each LIBOR Loan and each Floating Rate Note bearing interest with reference to the LIBOR Rate in arrears on the last day of each Interest Period with respect to such LIBOR Loan or Floating Rate Note.

Section 3. Principal Payments.

Section 3.1 Payments in Accordance with Intercreditor Agreement. All payments of principal in respect of the Loans and the Notes shall be allocated and applied in accordance with the terms of the Intercreditor Agreement.

Section 3.2 October 1, 2006 Prepayment in Respect of 2002 Notes. The $21,428,571 principal prepayment due and owing on the 2002 Notes on October 1, 2006 as required under Section 8.1 of the 2002 Note Purchase Agreement (the “October Amortization Payment”) shall be due and payable on the later of October 1, 2006 and the date on which the Waiver Period expires.

Section 3.3 Weekly Payments from Excess Cash Flow. The Company shall pay, and there shall become due and payable, to the Creditors, on each Friday of each calendar week, an aggregate amount of the Secured Obligations equal to the excess (if any) of (a) the aggregate amount of cash and cash equivalents of the Company and the Subsidiary Guarantors on such day, over (b) if such day occurs (i) after the date hereof through and including October 31, 2005, $5,000,000, (ii) during the month of November, 2006, $5,000,000, unless the Superpriority Advances have been paid in full and the Superpriority Commitments have been terminated, in each case prior to such day, in which event such amount shall be $30,000,000, and (iii) on or after December 1, 2006, $30,000,000. Such payment shall be made in accordance with the priorities set forth in Section 4.1 of the Intercreditor Agreement and shall be allocated to the Secured Obligations and applied thereto in accordance with the terms of such Section. Unless a Default or Event of Default has occurred and is continuing, in the event that the making of any payment of any Secured Obligations required by this Section 3.3 would result in an obligation on the part of the Company to make a break funding payment in accordance with Section 8.4 of the Credit Agreements, the Company may, upon written notice to the Administrative Agents, postpone making such payment for a period of up to 30 days or such shorter period as would result in no break funding payment being payable; provided that the aggregate amount of such prepayment otherwise required to be made in accordance with this Section 3.3 shall be paid to the Collateral Agent (for the benefit of the Creditors to which such payment is owing) when due. The Collateral Agent shall hold such payment as cash collateral and shall apply such payment required under this Section 3.3 upon the earliest of (1) the date such payment could be made without any such break funding payment being due, (2) the occurrence of an Event of Default or (3) the request of the Company. All such cash collateral held by the Collateral Agent under this Section 3.3 shall be considered cash and cash equivalents of the Company and the Subsidiary Guarantors for purposes of determining the amount of the payments due under this Section 3.3.

Exhibit F-3

Section 4. Make-Whole Amount.

Section 4.1 Use of Original Contract Rates. The Make-Whole Amount with respect to each Fixed Rate Note shall be calculated as if the interest rate used to determine the interest component of the “Remaining Scheduled Payments” (as defined in the Note Purchase Agreements) with respect to such Fixed Rate Note was the rate in effect for such Fixed Rate Note immediately prior to the effectiveness of this Agreement.

Section 4.2 Treatment of October Amortization Payment. For purposes of calculating the Make-Whole Amount in connection with (a) any prepayment of the 2002 Fixed Rate Notes occurring prior to November 30, 2006, the October Amortization Payment plus the interest accrued thereon shall be deemed to constitute a “Remaining Scheduled Payment” (as defined in the 2002 Note Purchase Agreement) due and payable on November 30, 2006, and (b) any prepayment of the 2002 Fixed Rate Notes occurring on or after November 30, 2006 but prior to January 31, 2007, the October Amortization Payment plus the interest accrued thereon shall be deemed to constitute a “Remaining Scheduled Payment” due and payable on January 31, 2007.

Section 5. Credit Agreement Non-Use Fees.

Notwithstanding anything to the contrary in the Credit Agreements, the “Non-Use Fee Rate” as defined therein shall at all times be equal to 0.30%.

Section 6. Limitation on Borrowing Requests.

The Company will use reasonable efforts to limit the frequency of its borrowing requests under the 2005 Credit Agreement and the 2006 Credit Agreement to no more than once per week.

Exhibit F-4